                                                                  EXHIBIT (d)(1)

                                                                  EXECUTION COPY



              ____________________________________________________

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                              SIEMENS CORPORATION,

                            SIGMA ACQUISITION CORP.

                                      and

                               ACUSON CORPORATION


                         dated as of September 26, 2000




            ________________________________________________________

ARTICLE I        THE OFFER...............................................   1
     Section 1.1  The Offer..............................................   1
     Section 1.2  Company Actions........................................   3
     Section 1.3  Stockholder Lists......................................   4
     Section 1.4  Directors; Section 14(f)...............................   5
ARTICLE II       THE MERGER..............................................   6
     Section 2.1  The Merger.............................................   6
     Section 2.2  Effective Time of the Merger...........................   6
     Section 2.3  Effects of the Merger..................................   6
     Section 2.4  Closing................................................   6
ARTICLE III      THE SURVIVING AND PARENT CORPORATIONS...................   6
     Section 3.1  Certificate of Incorporation...........................   6
     Section 3.2  Bylaws.................................................   7
     Section 3.3  Directors..............................................   7
     Section 3.4  Officers...............................................   7
ARTICLE IV       EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT
                 CORPORATIONS; SURRENDER OF CERTIFICATES.................   7
     Section 4.1  Conversion of Company Common Stock in the Merger.......   7
     Section 4.2  Conversion of Subsidiary Shares........................   7
     Section 4.3  Surrender and Exchange of Certificates.................   8
     Section 4.4  Tax Withholding........................................   9
     Section 4.5  Closing of the Company's Transfer Books................   9
     Section 4.6  Option Plans; Restricted Stock.........................   9
     Section 4.7  Dissenting Shares......................................  10
     Section 4.8  Further Assurances.....................................  10
ARTICLE V        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........   10
     Section 5.1  Organization and Qualification.........................  11
     Section 5.2  Capitalization.........................................  11
     Section 5.3  Subsidiaries...........................................  12
     Section 5.4  Authority; Non-Contravention; Approvals................  13
     Section 5.5  Reports and Financial Statements.......................  14
     Section 5.6  Absence of Undisclosed Liabilities; Affiliate
                  Transactions...........................................  15
     Section 5.7  Absence of Certain Changes or Events...................  15
     Section 5.8  Litigation.............................................  16

     Section 5.9  Information Supplied...................................  16
     Section 5.10 No Violation of Law....................................  16
     Section 5.11 Compliance with Agreements.............................  17
     Section 5.12 Taxes..................................................  17
     Section 5.13 Employee Benefit Plans; ERISA..........................  19
     Section 5.14 Labor Controversies....................................  20
     Section 5.15 Environmental Matters..................................  20
     Section 5.16 Title to Assets........................................  21
     Section 5.17 Intellectual Property; Software........................  21
     Section 5.18 Brokers and Finders....................................  22
     Section 5.19 Opinion of Company Financial Advisor...................  22
     Section 5.20 Vote Required..........................................  22
     Section 5.21 Insurance..............................................  23
     Section 5.22 Contracts..............................................  23
     Section 5.23 Accounts Receivable....................................  24
     Section 5.24 Product Warranty.......................................  24
     Section 5.25 Product Liability......................................  24
ARTICLE VI       REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY.  24
     Section 6.1  Organization and Qualification.........................  24
     Section 6.2  Authority; Non-Contravention; Approvals................  24
     Section 6.3  Information Supplied...................................  25
     Section 6.4  Financing..............................................  25
     Section 6.5  Subsidiary.............................................  26
     Section 6.6  Brokers and Finders....................................  26
ARTICLE VII      COVENANTS OF THE PARTIES................................  26
     Section 7.1  Mutual Covenants.......................................  26
     Section 7.2  Conduct of the Company's Business......................  28
ARTICLE VIII     ADDITIONAL AGREEMENTS OF THE PARTIES....................  30
     Section 8.1  Access to Information..................................  30
     Section 8.2  Acquisition Proposals..................................  31
     Section 8.3  Expenses and Fees......................................  32
     Section 8.4  Directors' and Officers' Indemnification...............  32
     Section 8.5  Employee Benefits......................................  33
     Section 8.6  Litigation.............................................  34

ARTICLE IX       CONDITIONS..............................................  34
     Section 9.1  Conditions to Each Party's Obligation to Effect
                  the Merger.............................................  34
ARTICLE X        TERMINATION, AMENDMENT AND WAIVER.......................  35
     Section 10.1 Termination............................................  35
     Section 10.2 Effect of Termination..................................  37
     Section 10.3 Amendment..............................................  37
     Section 10.4 Extension; Waiver......................................  38
ARTICLE XI       GENERAL PROVISIONS......................................  38
     Section 11.1 Non-Survival of Representations and Warranties.........  38
     Section 11.2 Notices................................................  38
     Section 11.4 Third Party Beneficiaries..............................  39
     Section 11.5 Severability...........................................  39
     Section 11.6 Assignment.............................................  40
     Section 11.7 Enforcement............................................  40
     Section 11.8 Counterparts...........................................  40
     Section 11.9 Entire Agreement.......................................  40

Acquisition Proposal..............  31
--------------------
Agreement.........................  1
---------
Antitrust Division................  26
------------------
Closing...........................  6
-------
Closing Date......................  6
------------
Code..............................  9
----
Common Stock Price................  1
------------------
Company...........................  1
-------
Company Certificates..............  8
--------------------
Company Common Stock..............  1
--------------------
Company Disclosure Schedule.......  10
---------------------------
Company Financial Advisor.........  4
-------------------------
Company Financial Statements......  14
----------------------------
Company Intellectual Property
 Rights...........................  21
-------
Company Material Adverse Effect...  11
-------------------------------
Company Permits...................  17
----------------------------------
Company Plan......................  20
------------
Company Preferred Stock...........  11
-----------------------
Company Regulatory Approvals......  14
----------------------------
Company Rights....................  11
--------------
Company Rights Agreement..........  11
------------------------
Company SEC Reports...............  14
-------------------
Company Stock Plans...............  9
-------------------
Company Stockholders' Approval....  23
------------------------------
Company Subsidiary................  12
------------------
Confidentiality Agreement.........  30
-------------------------
Contract..........................  23
--------
DGCL..............................  3
----
Dissenting Shares.................  10
-----------------
Dissenting Stockholder............  10
----------------------
Effective Time....................  6
--------------
environment.......................  21
-----------
Environmental Event...............  20
-------------------
Environmental Law.................  20
-----------------
ERISA.............................  20
-----
ERISA Affiliate...................  20
---------------
ESPP..............................  10
----
ESPP Date.........................  10
---------
Exchange Act......................  1
------------
Extended Outside Date.............  36
---------------------
FTC...............................  26
---
GAAP..............................  14
----
Governmental Authority............  14
----------------------
HSR Act...........................  13
-------
Independent Directors.............  5
---------------------
Initial Expiration Date...........  2
-----------------------
IRS...............................  17
---
Liens.............................  12
-----
Merger............................  1
------
Merger Filing.....................  6
-------------
Minimum Condition.................  1
-----------------
Offer.............................  1
-----
Offer Documents...................  3
---------------
Option Payment....................  9
--------------
Options...........................  9
-------
Outside Date......................  36
------------
Parent............................  1
------
Parent Representatives............  30
----------------------
Parent Required Statutory           25
 Approvals........................
----------
Paying Agent......................  8
------------
Pension Plan......................  20
------------
Permitted Lien....................  15
--------------
Proxy Statement...................  27
---------------
release...........................  21
-------
Schedule 14D-9....................  3
--------------
Schedule TO.......................  2
-----------
SEC...............................  2
---
Securities Act....................  12
--------------
Stock Rights......................  11
------------
Stockholders Meeting..............  27
--------------------
subsidiary........................  12
----------
Subsidiary........................  1
----------
Subsidiary Common Stock...........  7
-----------------------
Superior Proposal.................  32
-----------------
Surviving Corporation.............  6
---------------------
Tax Return........................  18
----------
Taxes.............................  18
-----
Violation.........................  17
---------
Welfare Plan......................  20
------------

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of September 26, 2000 (this

"Agreement"), is made and entered into by and among Siemens Corporation, a
----------
Delaware corporation ("Parent"), Sigma Acquisition Corp., a Delaware corporation
                       ------
and a wholly-owned subsidiary of Parent ("Subsidiary"), and Acuson Corporation,
                                          ----------
a Delaware corporation (the "Company").
                             -------

                                   BACKGROUND

     WHEREAS, the Boards of Directors of Parent, Subsidiary and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, in furtherance of such acquisition, Parent, Subsidiary and the Company have agreed that, upon the terms and subject to the conditions set forth in this Agreement, Subsidiary shall commence an offer (as amended or supplemented in accordance with this Agreement, the "Offer") to purchase for
                                                     -----
cash all of the issued and outstanding shares of common stock, par value $.0001 per share, of the Company (the "Company Common Stock," which term as used herein
                                --------------------
shall include the associated Company Rights (as defined in Section 5.2(a)), unless the context otherwise requires), at a price per share of $23.00, net to the seller in cash (such price, or such higher price per share as may be paid in the Offer, the "Common Stock Price");
                ------------------

     WHEREAS, the Boards of Directors of Parent, Subsidiary and the Company have each approved the merger of Subsidiary with and into the Company (the "Merger"),
                                                                       ------
upon the terms and subject to the conditions set forth in this Agreement, whereby each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (as defined in Section 2.2), other than the shares of Company Common Stock owned directly or indirectly by Parent, Subsidiary or the Company and Dissenting Shares (as defined in Section 4.7), will be converted into the right to receive the Common Stock Price;

     WHEREAS, the Board of Directors of the Company has resolved to recommend that the holders of shares of Company Common Stock tender their shares pursuant to the Offer and has approved, adopted and declared advisable this Agreement and the Merger; and

     WHEREAS, Parent, Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                    THE OFFER

     Section 1.1  The Offer.
                  ---------

     (a) Subject to the provisions of this Agreement, and provided that this Agreement shall not have been terminated in accordance with Section 10.1 and so long as none of the events or circumstances set forth in Annex A hereto shall have occurred and be continuing, not later than the seventh business day from the date of public announcement of the execution of this Agreement (counting the business day on which such announcement is made), Parent shall cause Subsidiary to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer at a price equal to the
                          ------------
Common Stock Price for each share of Company Common Stock. The obligations of

Subsidiary to consummate the Offer, and to accept for payment and to pay for any shares of Company Common Stock tendered pursuant to the Offer and not withdrawn prior to the expiration of the Offer shall be subject solely to those conditions set forth in Annex A. It is agreed that the conditions to the Offer set forth in
             -------
Annex A are for the benefit of Subsidiary and may be asserted by Subsidiary and
-------
Subsidiary expressly reserves the right, in its sole discretion, to waive any such condition; provided, that without the prior written consent of the Company, Subsidiary shall not waive the Minimum Condition (as defined in Annex A). The
                                                                -------
initial expiration date of the Offer (the "Initial Expiration Date") shall be
                                           -----------------------
the 20th business day following the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer.

     (b) Subsidiary expressly reserves the right, in its sole discretion, to modify and make changes to the terms and conditions of the Offer; provided, that without the prior written consent of the Company, no modification or change may be made which (i) decreases the Common Stock Price (except as permitted by this Agreement); (ii) changes the form of consideration payable in the Offer; (iii) changes the Minimum Condition; (iv) limits the number of shares of Company Common Stock sought pursuant to the Offer; (v) changes the conditions to the Offer (other than conditions that are immaterial and administrative in nature) in a manner adverse to the holders of the Company Common Stock; or (vi) imposes additional conditions to the Offer other than conditions that are immaterial and administrative in nature. Notwithstanding the foregoing, Subsidiary may, without the consent of the Company (and, in the case of clauses (i) and (ii) below, Subsidiary shall if the Company requests Subsidiary in writing to do so), (i) extend and re- extend the Offer on one or more occasions for such period as may be determined by Subsidiary in its sole discretion (each such extension period not to exceed 10 business days at a time), if at the then-scheduled expiration date of the Offer any of the conditions to Subsidiary's obligations to accept for payment and pay for shares of Company Common Stock shall not be satisfied or waived and (ii) extend and re-extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer. Subsidiary
                 ---
also may extend the Offer on one occasion for an aggregate period of not more than 10 business days if the Minimum Condition has been satisfied but less than 90% of the sum of (y) the total number of shares of outstanding Company Common Stock plus (z) the total number of shares of Company Common Stock issuable on or prior to the Outside Date (or the Extended Outside Date if the Outside Date has been extended in accordance with Section 10.1(b)(iii)) upon the exercise of any outstanding Options, warrants, conversion privileges or similar rights with respect to Company Common Stock that are currently vested or that will vest on or prior to the Outside Date or Extended Outside Date, as the case may be, has been validly tendered and not properly withdrawn as of the Initial Expiration Date; provided, however, that if Subsidiary elects to extend the Offer pursuant to this sentence, then all conditions to the Offer set forth in Annex A shall be
                                                                -------
deemed to be irrevocably waived except to the extent that a breach by the Company of any covenant in this Agreement or a failure of a representation or warranty of the Company to be true and correct as of the date of this Agreement has occurred in either case because of one or more willful and intentional acts or omissions by the Company following the date of Subsidiary's election to extend the Offer pursuant to this sentence, which would cause any of the conditions to the Offer set forth in clauses (c)(i) and (c)(ii) of Annex A not
                                                                   -------
to be satisfied. Subject to the terms and the conditions of the Offer and this Agreement, as soon as practicable after expiration of the Offer, Subsidiary shall accept for payment and pay for, and Parent shall cause Subsidiary to accept for payment and pay for, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer. Notwithstanding the foregoing, Subsidiary may in its sole discretion elect to provide for a subsequent offering period pursuant to, and on the terms required by, Rule 14d-11 under the Exchange Act.

     (c) On the date of commencement of the Offer, Parent and Subsidiary shall file with the SEC with respect to the Offer a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto and including all exhibits thereto, the "Schedule TO") which will comply in all
                       -----------
material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable United States federal securities laws, and will contain the offer to purchase relating to the Offer and forms of the related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer shall be made, together with any supplements or amendments thereto and including the exhibits thereto, are referred to herein collectively as the "Offer Documents"). Parent
                                                     ---------------
shall provide the Company and its counsel a reasonable opportunity to review and comment upon the initial Offer Documents prior to the filing thereof with the SEC. To the extent reasonably practicable under the circumstances, the Company and its counsel shall be given a reasonable opportunity to review any amendments and supplements to the initial Offer Documents prior to their filing with the SEC or dissemination to the Company's stockholders. Parent shall advise the Company and its counsel in writing of any comments (and provide a copy of any comments furnished in writing) that Subsidiary, Parent or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof. Each of the Company, Parent and Subsidiary shall promptly correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respects and Parent and Subsidiary further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the stockholders of the Company, in each case, as and to the extent required by applicable United States federal securities laws.

Section 1.2  Company Actions.
             ---------------

     (a) The Company hereby approves of and consents to the Offer and represents and warrants that (i) its Board of Directors, at a meeting duly called and held on September 26, 2000, has duly and unanimously adopted resolutions declaring the advisability of this Agreement and approving the Offer, the Merger, this Agreement and the transactions contemplated hereby, determining that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommending that the Company's Stockholders accept the Offer and tender their respective shares of Company Common Stock to Subsidiary, and, if required, adopt this Agreement; (ii) the Company has taken all necessary action to ensure that the restrictions contained in Section 203 of the Delaware General Corporation Law (the "DGCL") applicable to an "interested
                                           ----
stockholder" or a "business combination" (as defined in Section 203 of the DGCL) will not apply to the Offer, the Merger, this Agreement or the transactions contemplated hereby; and (iii) the Company has taken all necessary action to render the Company Rights Agreement (as defined in Section 5.2) inapplicable to the execution of this Agreement, the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement such that none of the execution of this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement will result in the grant of any rights to any person under the Company Rights Agreement or enable or require any outstanding rights thereunder to be exercised, distributed or triggered. Subject to Sections 7.1(d) and 8.2(b), the Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in this Section 1.2(a). The Company shall use reasonable efforts to cause all of its directors and executive officers to vote (in their capacity as stockholders) in favor of the Merger. As of the date of this Agreement, the Company has been advised by each of the directors and executive officers listed on Schedule 1.2 that such person intends to tender all shares of
                   ------------
Company Common Stock owned by such person pursuant to the Offer.

     (b) The Company shall file with the SEC on the date of the commencement of the Offer a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall comply in all material respects with the
     --------------
provisions of the Exchange Act and the rules and regulations thereunder and other applicable United States federal securities laws, and, subject to Sections 7.1(d) and 8.2(b), will contain the recommendations of the Company's Board of Directors referred to in subsection (a) above, and shall disseminate the Schedule 14D-9 to the Company's stockholders. The Company shall deliver the proposed forms of the Schedule 14D-9 to Parent and its counsel as far in advance of the commencement of the Offer as is reasonably practicable under the circumstances for review and comment by Parent and its counsel. Parent and its counsel shall be given a reasonable opportunity to review and comment on any amendments and supplements to the Schedule 14D-9 prior to their filing with the SEC or dissemination to the Company's stockholders; provided, however, that, if the Company shall have complied in all material respects with its obligations under Section 8.2. of this Agreement, neither Parent nor its counsel need be given an opportunity to review and comment on any amendment or supplement to the Schedule 14D-9 prior to its being filed with the SEC or disseminated to the Company's stockholders if the amendment or supplement relates to any of the matters referred to in Section 8.2(b) (and such filing or dissemination will not be a breach of Section 8.2(b)), but to the extent reasonably practicable under the circumstances the Company will furnish Parent with a copy of the amendment or supplement a reasonable period prior to filing or dissemination. The Company shall provide Parent and its counsel in writing any comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt thereof. Each of the Company, Parent and Subsidiary shall promptly correct any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause such Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's stockholders, as and to the extent required by applicable federal securities laws.

     (c) UBS Warburg LLC (the "Company Financial Advisor") has rendered to the
                               -------------------------
Company's Board of Directors its opinion to the effect that, as of the date of this Agreement, the Common Stock Price to be received pursuant to the Offer and the Merger by the holders of Company Common Stock is fair, from a financial point of view, to such holders (other than Parent and its affiliates). The Company has been informed that the Company Financial Advisor will permit the inclusion of the opinion in its entirety and, subject to prior review and consent by the Company Financial Advisor, a reference to the opinion in the
Schedule 14D-9 and the Proxy Statement (as defined in Section 7.1(d)).

     Section 1.3 Stockholder Lists. In connection with the Offer, the Company
                 -----------------
shall promptly furnish to, or cause to be furnished to, Parent and Subsidiary mailing labels, security position listings, a list of non-objecting beneficial owners and any available listing or computer file containing the names and addresses of the record holders of the shares of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date (to the extent available), together with all other relevant information in the Company's possession or control regarding the beneficial owners of shares of Company Common Stock and shall furnish Parent and Subsidiary with such additional information and assistance as Parent, Subsidiary or their respective agents may reasonably request in communicating the Offer to the record and beneficial holders of shares of Company Common Stock. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger (including, without limitation, the solicitation of stockholder votes), Parent and Subsidiary shall, and shall cause each of their agents to, hold the information contained in any of such labels and lists in confidence, use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, will, upon request, deliver, and will use their reasonable efforts to cause their agents to deliver to the Company or destroy, all copies of such information or extracts therefrom then in their possession or under their control.

     Section 1.4  Directors; Section 14(f).
                  ------------------------

     (a) Effective upon the acceptance for payment of and payment for shares of Company Common Stock by Subsidiary or any of its affiliates pursuant to the Offer, Parent shall be entitled to designate such number of directors of the Board of Directors as determined by Parent, rounded up to the next whole number, for election or appointment to the Board of Directors of the Company as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to the product of
(i) the total number of directors on the Board of Directors of the Company (giving effect to the increase in the size of such Board pursuant to this Section 1.4) and (ii) the percentage that the number of shares of Company Common Stock beneficially owned by Subsidiary and Parent (including shares of Company Common Stock so accepted for payment and purchased) bears to the number of shares of Company Common Stock then outstanding. In furtherance thereof, concurrently with such acceptance for payment and payment for such shares of Company Common Stock the Company shall, upon request of Parent or Subsidiary and in compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, promptly take all action necessary to increase the size of its Board of Directors by such number as is necessary to enable such designees of Parent and Subsidiary to be so elected or appointed to the Company's Board of Directors, and, subject to applicable law, the Company shall cause such designees of Parent and Subsidiary to be so elected or appointed. At such time, the Company shall, if requested by Parent or Subsidiary and subject to applicable law, cause persons designated by Parent and Subsidiary to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors; (ii) each board of directors (or similar body) of each subsidiary of the Company; and (iii) each committee (or similar body) of each such board. Subject to applicable law, the Company shall promptly take all action reasonably requested by Parent in order to effect any such election or appointment, including mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14(f)-1 promulgated thereunder as part of the
Schedule 14D-9 initially filed with the SEC and distributed to the stockholders of the Company (or, at Parent's request, furnishing such information to Parent for inclusion in the Offer Documents initially filed with the SEC and distributed to the stockholders of the Company) as is necessary to enable Subsidiary's designees to be elected to the Company's Board of Directors.

     (b) Notwithstanding the foregoing, the Company shall use its best efforts to ensure that, if Parent's and Subsidiary's designees are elected to the Board of Directors of the Company, such Board of Directors shall have, at all times prior to the Effective Time (as defined in Section 2.2 hereof), at least two directors who are directors on the date of this Agreement and who are not officers or affiliates of the Company (it being understood that for purposes of this sentence, a director of the Company shall not be deemed an affiliate of the Company solely as a result of his status as a director of the Company), Parent or any of their respective subsidiaries (the "Independent Directors"); and
                                              ---------------------
provided further, that, (i) if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director may designate a person to fill such vacancy who is not an officer, employee or affiliate of the Company, Parent, or any of their respective subsidiaries and such person shall be deemed to be an Independent Director for purposes of this Agreement; or (ii) if no Independent Directors then remain, the other directors may designate two persons to fill such vacancies who shall not be officers or affiliates of the Company, Parent or any of their respective subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement.

     (c) Prior to the Effective Time and from and after the time that Parent's and Subsidiary's designees constitute a majority of the Company's Board of Directors, if applicable, (i) any amendment or any termination of this Agreement by the Company, (ii) any extension of time for performance of any of the obligations of Parent or Subsidiary hereunder for which the Company's consent or approval is required, and any waiver by the Company of any condition, (iii) any amendment to the Company's

Certificate of Incorporation or Bylaws, (iv) any waiver of compliance with any covenant of Parent or Subsidiary or any condition to any obligation of the Company or of any of the Company's rights under this Agreement, and (v) any amendment or withdrawal by the Company's Board of Directors of its recommendation of the Merger pursuant to Section 7.1(d) may be effected only by the action of a majority of the Independent Directors, which action shall be deemed to constitute the action of the full Board of Directors of the Company (and any committee specifically designated by the Board of Directors of the Company) to approve the actions contemplated hereby and no other action on the part of the Company, including any action by any other director of the Company shall be required for such authorization; provided, that, if there shall be no Independent Directors, such actions may be effected by majority vote of the entire Board of Directors of the Company.

                                   ARTICLE II

                                   THE MERGER

     Section 2.1 The Merger. Subject to the terms and conditions of this
                 ----------
Agreement, at the Effective Time (as defined in Section 2.2), in accordance with this Agreement and the DGCL, Subsidiary shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company in its capacity as the surviving corporation in the Merger is sometimes referred to in this Agreement as the "Surviving Corporation."
                                      ---------------------

     Section 2.2 Effective Time of the Merger. The Merger shall become effective
                 ----------------------------
(such time, the "Effective Time") upon the filing of a certificate of merger (in
                 --------------
such form as required by and executed in accordance with the relevant provisions of the DGCL) with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Merger Filing"). The Merger Filing shall be made
                    -------------
simultaneously with or as soon as practicable following the Closing (as defined in Section 2.4).

     Section 2.3 Effects of the Merger. The Merger shall have the effects set
                 ---------------------
forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided in this Agreement, all the property, rights, privileges, powers and franchises, and all and every other interest, of Subsidiary and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Subsidiary and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 2.4 Closing. Subject to the satisfaction or waiver of the
                 -------
conditions to the obligations of the parties to effect the Merger set forth herein, the consummation of the Merger (the "Closing") will take place as
                                             -------
promptly as practicable, but in no event later than 10:00 a.m. on the second business day following the satisfaction or waiver of all the conditions (other than conditions which, by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) to the obligations of the parties to effect the Merger set forth herein (the "Closing Date"), at the
                                                        ------------
offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York, unless another time, date or place is agreed to by the parties hereto in writing.

                                  ARTICLE III

                     THE SURVIVING AND PARENT CORPORATIONS

     Section 3.1 Certificate of Incorporation. The Certificate of Incorporation
                 ----------------------------
of the Company as in effect immediately prior to the Effective Time shall be amended in the Merger to be identical to the Certificate of Incorporation of Subsidiary as in effect immediately prior to the Effective Time (except that such Certificate of Incorporation shall be amended to provide that the name of the Surviving Corporation shall be the name of the Company) and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until thereafter amended in accordance with its terms and the DGCL.

     Section 3.2 Bylaws. The Bylaws of Subsidiary as in effect immediately prior
                 ------
to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time and (subject to Section 8.4(a) hereof) thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

     Section 3.3 Directors. From and after the Effective Time, the directors of
                 ---------
the Surviving Corporation shall be those individuals appointed by Parent in its capacity as sole stockholder of the Surviving Corporation and such directors shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

     Section 3.4 Officers. From and after the Effective Time, the officers of
                 --------
the Surviving Corporation shall be those individuals appointed by Parent in its capacity as sole stockholder of the Surviving Corporation and such officers shall serve in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE IV

       EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT CORPORATIONS;
                           SURRENDER OF CERTIFICATES

     Section 4.1 Conversion of Company Common Stock in the Merger. At the
                 ------------------------------------------------
Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent, Subsidiary or the Company:

     (a) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 4.1(b) and any Dissenting Shares (as defined in Section 4.7)) shall be converted into the right to receive the Common Stock Price, payable to the holder thereof, in each case without interest, less any required withholding taxes, upon surrender of the certificate formerly representing such share of the Company Common Stock and such other documents as reasonably may be required in accordance with Section 4.3. All such shares of Company Common Stock, when so converted, no longer shall be outstanding and automatically shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Stock Price per share therefor, without interest, upon the surrender of such certificate in accordance with Section 4.3 or to perfect any rights of appraisal as a holder of Dissenting Shares that such holder may have pursuant to the DGCL; and

     (b) each share of capital stock of the Company, if any, owned by Parent or Subsidiary or held in treasury by the Company or any subsidiary of the Company immediately prior to the Effective Time automatically shall be canceled and retired and shall cease to exist and no cash or other consideration shall be delivered or deliverable in exchange therefor.

     Section 4.2 Conversion of Subsidiary Shares. At the Effective Time, by
                 -------------------------------
virtue of the Merger and without any action on the part of Parent as the sole stockholder of Subsidiary, each issued and outstanding share of common stock, par value $.0001 per share, of Subsidiary ("Subsidiary Common Stock") that is
                                            -----------------------
issued and outstanding prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.0001 per share, of the Surviving Corporation.

     Section 4.3  Surrender and Exchange of Certificates.
                  --------------------------------------

     (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the "Paying Agent"), and prior to the Effective Time, Parent shall
             ------------
deposit, or cause the Surviving Corporation to deposit with the Paying Agent, cash in the amount necessary for the payment of the aggregate merger consideration as provided in Section 4.1 upon surrender of certificates formerly representing shares of Company Common Stock in the manner provided in Section 4.3(b). Funds made available to the Paying Agent shall be invested by the Paying Agent as directed by Parent (it being understood that any and all interest or income earned on funds deposited with the Paying Agent pursuant to this Agreement shall be turned over to Parent).

     (b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates") whose shares were converted
                           --------------------
into the right to receive the Common Stock Price pursuant to Section 4.1 (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Common Stock Price. Upon surrender of Company Certificates for cancellation to the Paying Agent, together with a duly executed letter of transmittal and such other documents as the Paying Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor the Common Stock Price for each share of Company Common Stock formerly represented thereby, in accordance with Section 4.1(a), and the Company Certificates so surrendered shall be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, a check representing the proper amount of merger consideration may be issued to a transferee if the Company Certificate representing such shares of Company Common Stock is presented to the Paying Agent accompanied by all documents and endorsements required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as provided in this Section 4.3, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Common Stock Price for each share of Company Common Stock represented thereby. No interest will be paid or accrue on any amounts payable upon surrender of any Company Certificate.

     (c) Promptly following the date which is six months after the Effective Time, the Paying Agent shall deliver to Parent all cash and any documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation or Parent and (subject to applicable abandoned property, escheat or other similar laws) receive in exchange therefor the Common Stock Price, payable upon due surrender of their Company Certificates without any interest thereon. Notwithstanding the foregoing, none of the Paying Agent, Parent, Subsidiary, the Company or the Surviving Corporation shall be liable to a holder of shares of Company Common Stock for any amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or other similar laws.

     (d) If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Company Certificate the Common

Stock Price deliverable in respect thereof determined in accordance with this
Article IV; provided, however, that Parent or the Paying Agent may, in its discretion, require the delivery of a reasonable indemnity or bond against any claim that may be made against the Surviving Corporation with respect to such Company Certificate or ownership thereof.

     Section 4.4 Tax Withholding. Each of Parent and Surviving Corporation shall
                 ---------------
be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock such amounts as Parent or Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other provision of federal, state,
                               ----
local or foreign tax law. To the extent that amounts are so withheld by Parent or Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent.

     Section 4.5 Closing of the Company's Transfer Books. At and after the
                 ---------------------------------------
Effective Time, holders of Company Certificates shall cease to have any rights as stockholders of the Company, except for the right to receive the Common Stock Price pursuant to Section 4.1, without interest. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Common Stock Price in accordance with this Article IV.

Section 4.6  Option Plans; Restricted Stock.
             ------------------------------

     (a) As of the Effective Time, each of the then outstanding stock options to purchase Company Common Stock (the "Options") granted under any stock option or
                                    -------
compensation plan or arrangement of the Company (the "Company Stock Plans"),
                                                      -------------------
whether or not then vested or exercisable, shall automatically be cancelled, and each holder of any Option thereafter shall be entitled (subject to the provisions set forth in this Section 4.6(a)) to be paid by the Surviving Corporation with respect to each share subject to the Option an amount in cash (subject to any applicable withholding taxes) equal to the excess, if any, of the Common Stock Price over the applicable exercise price of such Option (the "Option Payment"). The Surviving Corporation shall make each Option Payment to
 --------------
the Option holder as of the date on which the applicable number of shares of Common Stock subject to such Option would have otherwise vested, subject to the conditions for vesting contained in the applicable Option award, notwithstanding the cancellation of such Option. Notwithstanding the foregoing, the Surviving Corporation shall make such Option Payment at the Effective Time with respect to any outstanding and fully vested Options as of such date. Prior to the Effective Time, the Company will use its reasonable best efforts to obtain all consents and make all amendments, if any, to the terms of the Company Stock Plans that are necessary to give effect to the provisions of this Section 4.6(a).

     (b) Upon the consummation of the Merger, each holder of a restricted share of Company Common Stock outstanding at the Effective Time shall be entitled to receive the Common Stock Price payable with respect to such restricted share in accordance with the restricted stock agreement or other agreement applicable to such restricted share. The Surviving Corporation shall make such payment to the holder, subject to the conditions for vesting contained in the applicable restricted stock or other agreement, on the date on which the restricted share was to have vested.

     (c) The Company shall take all actions as may be necessary to terminate, as of the Closing Date, any long-term incentive plan, (to the extent permitted) any employee stock purchase plan or any other similar equity based plan or portion of such plan providing for equity-based compensation. Without limiting the generality of the foregoing, as of a date selected by Parent (which date shall be the last day of a regular payroll period of the Company) (the "ESPP Date"), all offering and purchase periods under way under the Company's
 ---------
Employee Stock Purchase Plan (the "ESPP") shall be terminated and no new
                                   ----
offering or purchasing periods shall be commenced. The rights of participants in the ESPP with respect to any such offering or purchase periods shall be determined by treating the ESPP Date as the last day of such offering and purchase periods and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering and purchase periods but otherwise treating such shortened offering and purchase periods as a fully effective and completed offering and purchase periods for all purposes under such Plan. The Company shall take all actions as may be necessary in order to freeze the rights of the participants in the ESPP, effective as of the date of this Agreement, to existing participants and (to the extent permissible under the ESPP) existing participation levels.

     Section 4.7  Dissenting Shares.
                  -----------------

     (a) Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding shares of Company Common Stock ("Dissenting Shares") held
                                                        -----------------
by a Dissenting Stockholder (as defined below) shall not be converted into the Common Stock Price but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL; provided, however, that each share of Company Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Stockholder who, after the Effective Time, withdraws his demand or fails to perfect or otherwise loses his right of appraisal, pursuant to the DGCL, shall be deemed to be converted as of the Effective Time into the right to receive the Common Stock Price, without interest. As used in this Agreement, the term "Dissenting
                                                              ----------
Stockholder" means any record holder or beneficial owner of shares of Company
------------
Common Stock who does not vote for the Merger and complies with all provisions of the DGCL (including all provisions of Section 262 of the DGCL) concerning the right of holders of Company Common Stock to dissent from the Merger and obtain fair value for their shares.

     (b) The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to the applicable provisions of the DGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal, or settle, or offer to settle, or otherwise negotiate any such demands.

     Section 4.8 Further Assurances. At and after the Effective Time, the
                 ------------------
officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Subsidiary that, except as set forth in the disclosure schedule delivered by the Company to Parent and dated on the date of this Agreement (the "Company Disclosure Schedule"):
                                          ---------------------------

     Section 5.1 Organization and Qualification. The Company is a corporation
                 ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to transact business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the properties owned, license, used, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified, would not have a Company Material Adverse Effect. As used in this Agreement, a "Company Material Adverse Effect" means a material adverse effect on the
 -------------------------------
business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. The Company has heretofore made available to Parent and Subsidiary complete and correct copies of the Certificate of Incorporation, Bylaws and minute books of the Company as in effect on the date of this Agreement.

     Section 5.2  Capitalization.
                  --------------

     (a) The authorized capital stock of the Company consists solely of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.0001 per share ("Company Preferred Stock"), of which
                                    -----------------------
1,500,000 shares have been designated as Series A Preferred Stock. As of the close of business on September 22, 2000, (i) 27,753,671 shares of Company Common Stock were issued and outstanding (each, together with a preferred stock purchase right (the "Company Rights") issued pursuant to the Amended and
                     --------------
Restated Rights Agreement dated as of June 8, 1998, by and between the Company and Bank Boston, N.A., as rights agent (the "Company Rights Agreement"), all of
                                             ------------------------
which were duly and validly issued and are fully paid, nonassessable and free of preemptive rights; (ii) no shares of Company Preferred Stock were issued and outstanding; (iii) no shares of Company Common Stock or Company Preferred Stock were held in the treasury of the Company; and (iv) 7,580,883 shares of Company Common Stock were reserved for issuance upon exercise, conversion or exchange of securities (the "Stock Rights") issued and outstanding pursuant to the Company
                 ------------
Stock Plans. Since the close of business on September 22, 2000, except as permitted by this Agreement, no shares of capital stock of the Company have been issued except in connection with exercise, exchange or conversion of the outstanding Stock Rights. Section 5.2 of the Company Disclosure Schedule
                          ----------------------------------------------
completely and accurately sets forth as of the date of this Agreement (i) the name and, for those Company Stock Plans not filed with the SEC, principal features of each Company Stock Plan and each restricted stock, phantom stock and other equity-based compensation plan of the Company; (ii) the names of each holder of Options, restricted stock or other rights awarded or held pursuant to any plan described in clause (i); and (iii) for each holder described in clause
(ii), the number of shares issuable upon exercise of the holder's Options, the number of shares of restricted stock held, the other Stock Rights held, and in each such instance the applicable exercise price, vesting schedule, restrictions and other equivalent provisions, including any acceleration of vesting, lapse of restriction or other change that will or may be triggered by the Merger or the occurrence of any other event contemplated by this Agreement.

     (b) No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders of the Company may vote are authorized, issued or outstanding.

     (c) As of the date of this Agreement, there are no outstanding subscriptions, options, calls, contracts, scrip, commitments, understandings, restrictions, arrangements, rights, or warrants, stock appreciation or other rights (contingent or other) including phantom stock rights or preemptive rights, or rights of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, redeem or repurchase, or cause to be issued, delivered or sold or repurchased, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment and there is no commitment of the Company or any subsidiary to distribute to holders of any class of its capital stock, any dividends, distributions, evidences of indebtedness or assets. Except as permitted by this Agreement, there are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company and no shares of capital stock of the Company are subject to transfer restrictions imposed by or with the knowledge, consent or approval of the Company or other similar arrangements imposed by or with the knowledge, consent or approval of the Company, except for restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act"), and state securities
                                         --------------
laws. The Company Common Stock (including the associated Company Rights) constitutes the only class of equity securities of Company or its subsidiaries registered or required to be registered under the Exchange Act.

     Section 5.3  Subsidiaries.
                  ------------

     (a) The only subsidiaries of the Company (each a "Company Subsidiary") are
                                                       ------------------
those set forth in Section 5.3 of the Company Disclosure Schedule. Except for
                   ----------------------------------------------
shares of, or ownership interests in, the Company Subsidiaries, the Company does not own of record or beneficially, directly or indirectly (i) any shares of outstanding capital stock or securities convertible into or exchangeable or exercisable for capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other similar non-corporate business enterprise. Each Company Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or limited liability company power and authority to own, use, license, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each Company Subsidiary is duly qualified as a foreign corporation to do business and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction in which the character of its properties and assets owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company has heretofore made available to Parent and Subsidiary complete and correct copies of the charter and bylaws (or other comparable organizational documents) of all material Company Subsidiaries as in effect on the date of this Agreement.

     (b) All of the issued and outstanding shares of capital stock of or other ownership interests in, each corporate subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive or similar rights and (other than director qualifying shares and shares held by nominees of the Company, all of which are listed in Section 5.3(b) of the Company Disclosure
                                    ----------------------------------------
Schedule) are owned directly or indirectly by the Company free and clear of any
--------
liens, claims, mortgages, pledges, charges, encumbrances, security interests or adverse claims of any kind ("Liens"). There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of or other ownership interest in any Company Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement. As used in this Agreement, the term "subsidiary" means with respect to any party any corporation or other business entity (i) of which such party or any other subsidiary of such party is a general partner or (ii) of which of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to such corporation or other business entity are at the time owned by such party and/or one or more subsidiaries.

     Section 5.4  Authority; Non-Contravention; Approvals.
                  ---------------------------------------

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the Company Stockholders' Approval (as defined in Section 5.20), if required. This Agreement and the consummation by the Company of the transactions contemplated hereby have been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except for the Company Stockholders' Approval, if required. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers.

     (b) Subject to obtaining the Company Stockholders' Approval, if required, the execution, delivery and performance of this Agreement by the Company and the consummation of the Offer, the Merger and the other transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien, upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or bylaws of the Company or any Company Subsidiary (or, in the case of any Company Subsidiary that is not a corporation, its comparable organizational documents); (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets; or (iii) any material note, bond, mortgage, indenture, deed of trust, loan, credit agreement, license, franchise, permit, concession, contract, lease or other material instrument, obligation or agreement of any kind to which the Company or any Company Subsidiary is now a party or by which the Company or any Company Subsidiary or any of their respective properties or assets may be bound or affected; other than (in the case of clauses (ii) and (iii) above), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens that would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Contracts (as defined in Section 5.22) described in Section 5.22(h) or (i) requires the consent of a third party to enter into this Agreement or to consummate the transactions contemplated hereby. Except for third party consents the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company is not a party to any material contract (excluding for purposes of this representation any Contract described in Section 5.22(h) or (i)) requiring the consent of a third party to enter into this Agreement or to consummate the transactions contemplated hereby.

     (c) Except for (i) the filings by the Company required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                       ---
Act"); (ii) the competition filings required before the Bundeskartellamt; (iii)
---
the filing of the Schedule 14D-9 and the Proxy Statement, if required, with the SEC and such other reports under and such other compliance with the Exchange Act and the Securities Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (iv) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger; and (v) compliance with the rules and regulations of the New York Stock Exchange (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Company Regulatory Approvals"), no declaration,
                                 ----------------------------
filing or registration with, or notice to, or authorization, consent, order or approval of, any federal, state, local, municipal or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Authority") is required to be obtained or made in
              ----------------------
connection with or as a result of the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 5.5  Reports and Financial Statements.
                  --------------------------------

     (a) Since December 31, 1997, the Company has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder, all of which, as amended (if applicable), complied in all material respects when filed with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered or made available (including via the SEC EDGAR System) to Parent copies (including all exhibits, post-effective amendments and supplements thereto) of its (i) Annual Reports on Form 10-K for the years ended December 31, 1997, 1998 and 1999, as filed with the SEC; (ii) proxy and information statements relating to all meetings of its stockholders (whether annual or special) from December 31, 1997 until the date hereof; and (iii) all other reports, including quarterly reports, and registration statements filed by the Company with the SEC since December 31, 1997 (other than registration statements filed on Form S-8) (the documents referred to in clauses (i), (ii) and (iii) being referred to as the "Company SEC Reports"). As of their respective dates,
                          -------------------
the Company SEC Reports did not or will not (as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

     (b) The audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the years ended December 31, 1997, 1998 and 1999 and the unaudited consolidated interim financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2000 (collectively, the "Company Financial Statements") have been
                                  ----------------------------
prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods and fairly
             ----
presented the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the related consolidated statement of operations, cash flows and stockholders' equity included in the Company SEC Reports fairly presented the consolidated results of operations of the Company and the Company Subsidiaries for the respective periods then ended (subject, in the case of unaudited interim statements to normal year-end adjustments and the absence of certain footnote disclosures).

     (c) As of the date of this Agreement, except as set forth in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or
(ii) any non-competition agreement or any other agreement or arrangement that materially limits the Company or any of its subsidiaries or any of their respective affiliates, or that would, after the Effective Time similarly materially limit Parent or the Surviving Corporation or any successor thereto, from engaging or competing in any line of business or in any geographic area after giving effect to the Merger.

     Section 5.6  Absence of Undisclosed Liabilities; Affiliate Transactions.
                  ----------------------------------------------------------
(a)Except as specifically disclosed in the Company SEC Reports filed since June 30, 2000 and prior to the date of this Agreement, at June 30, 2000 and from that date to the date of this Agreement, neither the Company nor any of the Company Subsidiaries had or has incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies (A) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or
(B) which were incurred after June 30, 2000 in the ordinary course of business and consistent with past practices; or (ii) liabilities, obligations or contingencies which are of a nature not required to be reflected in the consolidated financial statements of the Company and the Company Subsidiaries prepared in accordance with GAAP consistently applied and which were incurred in the ordinary course of business. (b) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there are no other transactions, agreements, arrangements or understandings between the Company or the Company Subsidiaries, on the one hand, and the Company's affiliates (other than wholly-owned subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

     Section 5.7  Absence of Certain Changes or Events.
                  ------------------------------------

     (a) From June 30, 2000 to the date of this Agreement, neither the Company nor any Company Subsidiary has (i) borrowed any amount or incurred any material liabilities (absolute or contingent) except in the ordinary course of business;
(ii) declared, set aside or made any payment or distribution to stockholders, other than regular semi-annual cash dividends, or purchased or redeemed any shares of its capital stock or other securities; (iii) mortgaged, pledged or subjected to Lien (other than (x) liens for current taxes, payments of which are not yet due or delinquent and (y) imperfections or irregularities in title, if any, as do not materially affect the use of the properties or assets subject thereto or affected thereby, or otherwise materially impair the Company's business operations, (each a "Permitted Lien")) any of its material assets,
                              --------------
tangible or intangible; (iv) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets (it being understood that a license in the ordinary course of business of any asset of the type referred to in this clause (iv) shall not be deemed a sale, assignment or transfer of such asset); (v) made any changes in officer or executive compensation other than in the ordinary course of business; (vi) waived any rights of substantial value, other than in the ordinary course of business; (vii) entered into any transaction, except in the ordinary course of business consistent with past practice or as otherwise contemplated hereby;
(viii) changed, in any material way, its accounting principles, practices or methods except as required by GAAP or the rules and regulations promulgated by the SEC; or (ix) agreed, in writing or otherwise, to take any of the actions listed in clauses (i) through (ix) above.

     (b) Since December 31, 1999, neither the Company nor any Company Subsidiary has, except as specifically disclosed in the narrative portion of any Company SEC Report (including in the notes to the financial statements contained therein) filed between December 31, 1999 and the date of this Agreement, suffered or experienced any change, event or development which, individually or in the aggregate, constitutes or would reasonably be expected to have a Company Material Adverse Effect; provided, however, that for purposes of this section (and paragraph (c)(iii) of Annex A) only, none of the following, to the extent
                           -------
arising after the date of this Agreement, shall be deemed to constitute a Company Material Adverse Effect and none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur: (i) any effect resulting from any material fluctuations in currency prices; (ii) any effect relating to conditions generally affecting companies operating in the ultrasound industry, in the same general manner and to the same general extent; (iii) any effect resulting from the announcement or pendency of the Offer or the Merger (including, without limitation, any cancellations of or delays in customer orders or products shipments, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); or (iv) any effect resulting from compliance with the terms of, or the taking of any action required by, this Agreement. In addition, any failure by the Company following the date of this Agreement to meet internal projections or forecasts or published revenue or earnings predictions, in and of itself, shall not be deemed to constitute a Company Material Adverse Effect (it being understood that such failure may nonetheless be evidence of other events that have resulted in the occurrence of a Company Material Adverse Effect).

     Section 5.8 Litigation. Except as disclosed in the Company SEC Reports
                 ----------
filed prior to the date of this Agreement, there are no claims, suits, actions, investigations or proceedings pending or, to the best knowledge of the Company, threatened, against the Company or any Company Subsidiary or relating to or affecting their respective properties, assets or rights (including, without limitation, any claim based on a theory of product liability), or any of their respective directors or officers, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitration board or tribunal that either alone or with other similar actions would reasonably by expected to result in, individually or in the aggregate, liability to the Company or any Company Subsidiary of more than $1,000,000 or a Company Material Adverse Effect or to materially adversely affect the Company's ability to perform its obligations under this Agreement. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any Company Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which would reasonably be expected to result in, individually or in the aggregate, liability to the Company or any Company Subsidiary of more than $1,000,000 or a Company Material Adverse Effect.

     Section 5.9  Information Supplied.
                  --------------------

     (a) Each of the Schedule 14D-9 and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby, including the Proxy Statement in connection with the Merger, and the information supplied by the Company to Parent for inclusion or incorporation by reference in the Offer Documents and any other documents to be filed with the SEC or disseminated to stockholders in connection with the Offer, will comply in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder, as the case may be, and will not, on the date of its filing or dissemination, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or any of its subsidiaries for inclusion or incorporation by reference therein.

     Section 5.10  No Violation of Law.  Neither the Company nor any of its
                   -------------------
subsidiaries is or, since December 31, 1997, has been in material default under or in material violation of or has been charged with any material violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental, labor, export control and foreign corrupt practices law, ordinance, decree or regulation) of any Governmental Authority to which the Company or any Company Subsidiary or any of their respective assets or properties is or was subject, except for defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted and to own their assets and properties (collectively, the "Company Permits"), except for such permits,
                               ---------------
licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which would not have, individually or in the aggregate, a Company Material Adverse Effect. Correct and complete copies of all material Company Permits have been provided or made available to Parent.
The Company and its subsidiaries are not in violation in any material respect of the terms of any Company Permit, except for such violations which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 5.11 Compliance with Agreements. Neither the Company nor any
                  --------------------------
Company Subsidiary is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with or without lapse of time, notice or action by a third party, would result in a default under, or the loss of a benefit under, or the right to terminate or accelerate (each a "Violation") (a) the respective certificates of
                    ---------
incorporation, bylaws or similar organizational instruments of the Company or any of the Company Subsidiaries, or (b) any material contract, commitment, agreement, indenture, mortgage, loan agreement or credit agreement, note, lease, bond, license, deed of trust, approval or other material instrument to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound or to which any of their material properties or material assets are subject, other than, in the case of clause (b) of this Section 5.11, such breaches, violations and defaults which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 5.12  Taxes.
                   -----

     (a) Each of the Company and the Company Subsidiaries has timely filed or will timely file with the appropriate Governmental Authorities all Tax Returns required to be filed by it for all periods ending on or prior to the Effective Time, and all such Tax Returns are true, complete and correct in all material respects. Each of the Company and the Company Subsidiaries has timely paid in full all Taxes due with respect to such Tax Returns and has made adequate provision for Taxes in accordance with GAAP.

     (b) There is, with respect to the Company or any of the Company Subsidiaries, no pending, or, to the knowledge of the Company, threatened action, audit, proceeding or investigation involving (i) the assessment or collection of Taxes or (ii) a claim for refund with respect to Taxes previously paid.

     (c) Neither the Company nor any of the Company Subsidiaries has received notice that the Internal Revenue Service (the "IRS") or any other taxing
                                               ---
authority has asserted any deficiency or claim for Taxes, and no issue has been raised by any taxing authority in any audit which would result in a proposed deficiency of the Company or any Company Subsidiary for any period not so examined, and all Tax deficiencies asserted or assessed against the Company or any of the Company Subsidiaries have been paid or finally settled with no remaining amounts owed.

     (d) Neither the Company nor any Company Subsidiary has requested or obtained an extension of the time within which to file any United States Federal Tax Return which has not yet been filed.

     (e) There are no outstanding waivers of any statute of limitation with respect to the assessment or collection of any Tax of the Company or any of the Company Subsidiaries.

     (f) Neither the Company nor any of the Company Subsidiaries has received any written notice from any taxing authority to the effect that it may be subject to taxation by such taxing authority (other than with respect to Taxes for which it already files Tax Returns).

     (g) All amounts that are required to be collected or withheld by the Company or any of the Company Subsidiaries with respect to Taxes have been duly collected or withheld, and all such amounts that are required to be remitted to any taxing authority have been duly remitted, and the transactions contemplated by this Agreement are not subject to Tax withholding pursuant to the provisions of Section 3406 or Sections 1441 through 1446 of the Code or any other provision of applicable law.

     (h) There are no liens for Taxes upon the assets of the Company or any of the Company Subsidiaries other than liens for Taxes not yet due.

     (i) Neither the Company nor any Company Subsidiary has any liability for the Taxes of any other person which is not included in the Company's consolidated United States Federal Tax Return (i) under Section 1.1502-6 of the Treasury regulations; (ii) as a transferee or successor; (iii) by contract; or
(iv) otherwise. Neither the Company nor any Company Subsidiary has agreed to make nor is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method.

     (j) Neither the Company nor any Company Subsidiary is a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement with any person or entity which is not included in the Company's consolidated United States Federal Tax Return.

     (k) Neither the Company nor any Company Subsidiary has made any payments, is obligated to make any payments, or is a party to any contract that could require it to make any payments, that are not deductible as a result of the provisions set forth in Section 280G of the Code or the proposed Treasury regulations thereunder or would result in an excise tax liability with respect to any such payment under Section 4999 of the Code.

     (l) There are no material elections with respect to Taxes affecting the Company and the Company Subsidiaries.

     (m) The Company is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

     (n) The information contained in the Tax Returns and Tax workpapers of the Company and the Company Subsidiaries with respect to (i) the amount of unused net operating losses and net capital losses, ownership changes pursuant to Code Sections 382 and 383 and related matters, unused foreign tax credits, unused R&D tax credits, unused business tax credits and any other unused tax credits, (ii) the amount of tax credit that is potentially subject to recapture, (iii) the amount of overall foreign losses potentially subject to recapture, if any, (iv) the aggregate amount of ordinary losses on Section 1231(b) property potentially subject to recapture, and (v) the adjusted bases of assets, copies of which have been provided or made available to Parent, is complete and correct in all material respects.

     (o) For purposes of this Agreement, (i) the term "Taxes" means all taxes,
                                                       -----
including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined, or any other basis, and such term shall include any interest, fines, penalties or additional amounts of any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments, and (ii) the term "Tax Return" means any return, report or other document
                   ----------
required to be supplied to a taxing authority in connection with Taxes.

     Section 5.13  Employee Benefit Plans; ERISA.
                   -----------------------------

     (a) With respect to each Company Plan, the Company has made available to Parent a true, correct and complete copy of: (i) any plan documents, trust agreements, insurance contracts and other funding vehicles, and amendments thereto in effect as of the date of this Agreement; (ii) for the most recently ended plan year, all IRS Form 5500 series forms (and any financial statements and other schedules attached thereto) filed with respect to any Company Plan;
(iii) all summary plan descriptions and subsequent summaries of material modifications with respect to each Company Plan in effect as of the date of this Agreement for which such descriptions and modifications are required under ERISA; and (iv) the most recent IRS determination letter for each Pension Plan which is intended to be qualified under Section 401(a) of the Code.

     (b) Neither the Company nor any of its ERISA Affiliates maintains or has, within the previous six years, maintained a Pension Plan which is subject to
Section 412 of the Code or Title IV of ERISA.

     (c) Neither the Company nor any of its ERISA Affiliates currently maintains or has, within the previous six years, maintained or been obligated to contribute to any multiemployer plan, as defined in Section 3(37) of ERISA.

     (d) No Company Plan that is a "welfare benefit plan" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary or covered dependent or a participant after such participant's termination of employment, except to the extent required by law.

     (e) Neither the Company nor any of its ERISA Affiliates is bound by any collective bargaining agreement or similar agreement to maintain or contribute to any Company Plan.

     (f) Each Company Plan (i) has been administered in material compliance with its terms and is in material compliance with the applicable provisions of ERISA and has been administered in material compliance with the applicable provisions of ERISA, the Code and other applicable laws; (ii) which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has a favorable determination from the IRS as to its qualified status or is within the remedial amendment period for making any required changes and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter; and (iii) may, without liability, be amended, terminated or otherwise discontinued, except as specifically prohibited by applicable law.

     (g) With respect to each Company Plan, (i) there are no proceedings pending or, to the knowledge of the Company, threatened by the IRS, the Department of Labor, or any participant or beneficiary (other than claims for benefits in the ordinary course) with respect to the design or operation of the Company Plans;
(ii) the Company has made or provided for all contributions required under the material terms of such Company Plans and any applicable laws for all periods through the date of this Agreement; and (iii) there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) for which a statutory, administrative, or regulatory exemption is not available.

     (h) Section 5.13(h) of the Company Disclosure Schedule contains a true and
         --------------------------------------------------
complete list of all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements, in each case with executive officers or directors of the Company. The consummation of the transactions contemplated by this Agreement in and of themselves without regard to any other event, will not (i) entitle any employees of the Company or any of its subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Plans, (iii) result in any payments under any of the Company Plans which would not be deductible under Section 280G of the Code, or (iv) cause any payments under any Company Plan to cease to be excluded from "applicable employee remuneration" for purposes of Section 162(m) of the Code. Neither the Company nor any of its subsidiaries has any obligations under non-qualified retirement plans under ERISA.

     (i) For purposes of this Section 5.13, (i) "Company Plan" means (x) each
                                                 ------------
employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Pension
                                                              -----      -------
Plan"); (y) each employee welfare benefit plan (as such term is defined in
----
Section 3(1) of ERISA) ("Welfare Plan") maintained by the Company and any of its
                         ------------
ERISA Affiliates, and (z) each stock option, stock purchase, stock appreciation right and stock based plan and each material deferred compensation, employment, severance, change in control, incentive and bonus plan or agreement maintained by the Company for the benefit of current or former employees or current or former directors of the Company whether written or oral, and whether or not subject to ERISA; and (ii) "ERISA Affiliate" means any trade or business whether
                            ---------------
or not incorporated, under common control with the Company within the meaning of
Section 414(b), (c), (m), or (o) of the Code or Section 4001(b) of ERISA.

     Section 5.14 Labor Controversies. There are no material controversies
                  -------------------
pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any of their respective employees. The Company and its subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms, and conditions of employment, and wages and hours and have not engaged in any unfair labor practices. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries. The Company has no knowledge of any actions or events taken by it or its subsidiaries that would give rise to obligations of the Company or any of its subsidiaries under the Workers Adjustment and Retraining Notification Act, 29 U.S.C. (S) 2101, et seq.
                                                                -- ---
     Section 5.15  Environmental Matters.
                   ---------------------

     (a) Each of the Company and the Company Subsidiaries conducts its business and operations in compliance in all material respects with all material applicable Environmental Laws (as defined below). Since January 1, 1997, none of the Company or the Company Subsidiaries has received written notice of, or is the subject of, any material claim, suit, inquiry, investigation, information request, demand or notice based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste (collectively, an "Environmental Event"). For purposes of this Agreement, the term
    -------------------
"Environmental Law" means any foreign, federal, state or local law, statute,
 -----------------
rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation or transportation of industrial, toxic or hazardous substances or solid hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal
 -------       -----------
Comprehensive Environmental Compensation, Liability and Response Act of 1980.

     (b) To the best knowledge of the current officers and directors of the Company, no notice of any Environmental Event was given to any person or entity that occupied any of the premises occupied by or used by the Company or any Company Subsidiary prior to the date such premises were so occupied. Without limiting the generality of the foregoing, neither the Company or any Company Subsidiary has disposed of or placed on or in any property or facility used in its business any waste materials or hazardous substances in violation of law.

     (c) Complete and correct copies of all environmental reports, investigations and audits conducted by or on behalf of the Company or any of the Company Subsidiaries and, to the knowledge of the Company, conducted by or on behalf of a third party (whether done at the initiative of the Company or directed by a Governmental Authority or other third party) issued or conducted during the past three years relating to premises currently or previously owned or operated by the Company or any of the Company Subsidiaries or the results of each such investigation or audit, have been provided or made available to Parent. Section 5.15(c) of the Company Disclosure Schedule sets forth a complete
        --------------------------------------------------
and correct list of all such reports, investigations and audits.

     Section 5.16 Title to Assets. The Company and each of the Company
                  ---------------
Subsidiaries has good and valid title to all of its owned material assets and material properties as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all Liens, except Permitted Liens. Any material property or material assets held or used under license or lease by the Company or any of the Company Subsidiaries are held by them under valid, subsisting and enforceable licenses or leases with such exceptions as are not material and do not interfere with the use made of the property and assets. The Company and each of the Company Subsidiaries own or have sufficient right to use all material assets and material properties necessary to conduct their businesses in the manner in which they are currently conducted.

     Section 5.17  Intellectual Property; Software.
                   -------------------------------

     (a) (i) Each of the Company and the Company Subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets, know-how, software, databases and intellectual property rights and all applications therefor that are material to its business as currently conducted (the "Company Intellectual Property Rights"); (ii) all Company Intellectual
      ------------------------------------
Property Rights are either owned by the Company or its subsidiaries free and clear of all Liens (other than Permitted Liens) or are used pursuant to a license agreement or are otherwise being validly used; (iii) each such license agreement is valid and enforceable and in full force and effect; (iv) neither the Company nor any of the Company Subsidiaries is in default thereunder in any material respect, and to the knowledge of the Company, no corresponding licensor is in default thereunder in any material respect; (v) none of the Company Intellectual Property Rights materially infringes any material right of any person; (vi) there is no pending or, to the knowledge of the Company, threatened litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Company Intellectual Property Rights; (vii) there is no outstanding order of a Governmental Authority relating to any Company Intellectual Property Rights; (viii) to the knowledge of Company, there is currently no infringement by any person of any Company Intellectual Property Rights; and (ix) the Company Intellectual Property Rights owned, used or possessed by the Company and the

Company Subsidiaries is sufficient and adequate to conduct the business of the Company and the Company Subsidiaries in all material respects as such business is currently conducted.

     (b) The Company and the Company Subsidiaries have taken reasonable steps to protect, maintain and safeguard the Company Intellectual Property Rights, including any Company Intellectual Property Rights for which improper or unauthorized disclosure would impair its value or validity, and have executed and required nondisclosure agreements and made any required filings and registrations in connection with the foregoing.

     (c) The conduct of the business of the Company and the Company Subsidiaries as now conducted does not, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Company Intellectual Property Rights.

     (d) Except in the ordinary course of business, neither the Company nor any Company Subsidiary has licensed (or otherwise entered into any agreement permitting) any Person to use or market any material Company Intellectual Property Rights.

     (e) The hardware and software of the Company and the Company Subsidiaries has, in all material respects, (i) accurately and consistently processed date information during the transition from 1999 to the year 2000, including, but not limited to accepting input, providing date output and performing calculations on dates or portions of dates, and (ii) functioned accurately and without interruption during the transition from 1999 to the year 2000, without any change in operations associated with the advent of the new century. There are no disputes concerning the functionality of any software products of the Company or any Company Subsidiary which, individually or in the aggregate, are or would be material to the Company or such Company Subsidiary.

     (f) To the knowledge of the Company, no employee of the Company or any of the Company Subsidiaries is in material violation or material breach of any term of any employment contract, patent disclosure agreement or any other contract or agreement with the Company or any other party, which is a breach or violation of provisions relating to the nondisclosure or confidentiality of intellectual property rights or of noncompete covenants designed to protect intellectual property rights.

     Section 5.18 Brokers and Finders. No agent, broker, investment banker,
                  -------------------
financial advisor or other firm or person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission for which Parent or any of its subsidiaries could become liable in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of the Company or any of its subsidiaries, other than the Company Financial Advisor, whose fees and expenses will be paid by the Company pursuant to the Company's engagement letter with the Company Financial Advisor, a correct and complete copy of which has been delivered to Parent.

     Section 5.19 Opinion of Company Financial Advisor. The Company Financial
                  ------------------------------------
Advisor has rendered an opinion to the Board of Directors of the Company, dated the date of this Agreement, to the effect that, as of such date, the Common Stock Price is fair from a financial point of view to the holders of Company Common Stock (other than Parent and its affiliates). A correct and complete copy of that opinion (to the extent reduced to or confirmed in writing) will be delivered to Parent for informational purposes only upon request by the Company.

     Section 5.20 Vote Required. If a vote of the stockholders of the Company is
                  -------------
required by the DGCL or the Certificate of Incorporation or Bylaws or the Company in connection with the adoption of this Agreement, the affirmative vote of holders of a majority of the shares of Company Common Stock outstanding on the record date for any meeting of the stockholders of the Company held in order to adopt this Agreement (the "Company Stockholders'
                                                    ---------------------
Approval") is the only vote of the holders of any class or series of the
--------
Company capital stock or debt instruments necessary to adopt this Agreement.

     Section 5.21 Insurance. The Company and the Company Subsidiaries maintain
                  ---------
policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are customary for companies of similar size in the Company's industry, and also maintain all policies of insurance which are required by their material commercial contracts, in such amounts as specified in the respective contracts. The Company has made available to Parent summaries of all of the Company's material insurance policies in effect as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy. The insurance policies referred to in this Section
5.21 will remain in full force and effect and will not in any way be affected by or terminate by reason of, any of the transactions contemplated hereby.

     Section 5.22 Contracts. Section 5.22 of the Company Disclosure Schedule
                  ---------  -----------------------------------------------
lists, under the relevant heading, all oral or written executory contracts, agreements, arrangements, guarantees, licenses, leases and commitments (each, a "Contract") other than Contracts heretofore filed as an exhibit to any Company
 --------
SEC Reports filed prior to the date of this Agreement, that exist as of the date hereof to which the Company or any Company Subsidiary is a party or by which the Company or such Company Subsidiary is bound and which fall within any of the following categories: (a) material Contracts not entered into in the ordinary course of the Company's and the Company Subsidiaries' businesses which require payments by the Company or any Company Subsidiaries in excess of $1,000,000; (b) material joint venture and partnership agreements that cannot be terminated by the Company by providing notice of 90 days or less and without liability to the Company or any Company Subsidiary; (c) Contracts which contain requirements for payments by the Company or any Company Subsidiary in excess of $1,000,000; (d) Contracts relating to any outstanding commitment for capital expenditures in excess of $1,000,000; (e) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money, letters of credit or other agreements or instruments of the Company or the Company Subsidiaries or commitments for the borrowing or the lending by the Company or any Company Subsidiary of amounts in excess of $250,000 in the aggregate or providing for the creation of any Lien (other than money purchase or similar Liens) upon any of the assets or properties of the Company or any Company Subsidiary with an aggregate value in excess of $250,000; (f) Contracts providing for "earn-outs" or other similar contingent payments by the Company or any Company Subsidiary involving more than $250,000 per contract over the terms of all such Contracts;
(g) Contracts associated with off balance sheet financing in excess of $1,000,000 in the aggregate, including but not limited to arrangements for the sale of receivables; (h) exclusive distribution Contracts entered into by the Company or any Company Subsidiary; (i) supply Contracts providing for payments by the Company or any Company Subsidiary in excess of $1,000,000; and (j) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements where the consideration payable by the Company or any Company Subsidiary in any individual transaction exceeds $2,000,000; and each other agreement which is material to the Company, irrespective of amount.

     All material Contracts to which the Company or any of the Company Subsidiaries is a party or by which it or such subsidiary is bound are valid and binding obligations of the Company or the Company Subsidiary and, to the knowledge of the Company, the valid and binding obligation of each other party thereto except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or the exercise by courts of equity powers and except such Contracts which, if not so valid and binding, have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such material Contract except such violations or defaults under or terminations which have not had and would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 5.23 Accounts Receivable. All accounts receivable of the Company
                  -------------------
and the Company Subsidiaries shown in the Company Financial Statements have arisen from bona fide transactions by the Company or the Company Subsidiaries in
            ---- ----
the ordinary course of business consistent with past practice.

     Section 5.24 Product Warranty. Each product manufactured, sold, leased, or
                  ----------------
delivered by the Company or any of the Company Subsidiaries has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and neither the Company nor any of the Company Subsidiaries has any liabilities or obligations for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Company Financial Statements, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     Section 5.25 Product Liability. Except as set forth in the Company SEC
                  -----------------
Reports filed prior to the date of this Agreement, neither the Company nor any of the Company Subsidiaries has any material liabilities or material obligations arising out of any injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company or any of the Company Subsidiaries.

                                   ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

     Parent and Subsidiary each represent and warrant to the Company that:

     Section 6.1 Organization and Qualification. Each of Parent and Subsidiary
                 ------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, license, use or lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing could not reasonably be expected to prevent or delay the consummation of the Offer or the Merger.

Section 6.2  Authority; Non-Contravention; Approvals.
             ---------------------------------------

     (a) Parent and Subsidiary each has all requisite corporate power and authority to enter into this Agreement and to consummate the Offer, the Merger and the other transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary and the sole stockholder of Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms.

     (b) The execution, delivery and performance of this Agreement by each of Parent and Subsidiary and the consummation of the Offer, the Merger and the other transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with, or without notice or lapse of time or both, would constitute a default) under, or result in the termination of or a loss of a benefit under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Parent or Subsidiary under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or bylaws of Parent or any of its subsidiaries; (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets; or (iii) any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected; other than (in the case of clauses (ii) and (iii) above), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens that could not reasonably be expected to prevent or delay the consummation of the Offer or the Merger.

     (c) Except for (i) the filings by Parent required by the HSR Act; (ii) the competition filing required by the Bundeskartellamt; (iii) publication after consummation of the Offer of an "ad hoc" disclosure pursuant to Section 15 of the German Securities Trading Act; (iv) the filing of the Offer Documents with the SEC and such other reports under and such compliance with the Exchange Act and the Securities Act and the rules and regulations thereunder as may be required in connection with this Agreement and the other transactions contemplated thereby; (v) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger; (vi) the filing of reports with the U.S. Department of Commerce regarding foreign direct investment in the United States; (vii) compliance with the rules and regulations of New York Stock Exchange; and (viii) compliance with state securities or Blue Sky Laws, (the filings and approvals referred to in clauses (i) through (vi) are collectively referred to as the "Parent Required Statutory Approvals"), no
                                 -----------------------------------
declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, and to the knowledge of the executive officers of Parent and Parent's Medical Engineering Group, no statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction of any court or Governmental Authority is in effect or is proposed which would make the consummation of the Merger illegal other than the laws referred to in clauses (i) through (viii) of this sentence.

     Section 6.3  Information Supplied.
                  --------------------

     (a) Each of the Offer Documents and the other documents required to be filed by Parent with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby, and the written information supplied by Parent to the Company for inclusion in the Schedule 14D-9, will comply as to form, in all material respects, with the requirements of the Exchange Act and the Securities Act, as the case may be, and will not, on the date of its filing or dissemination, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Notwithstanding the foregoing, no representation or warranty is made by Parent or Subsidiary with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company for inclusion or incorporation by reference therein.

     Section 6.4 Financing. Parent has and will have at each of (i) the time of
                 ---------
acceptance for purchase by Subsidiary of the shares of Company Common Stock pursuant to the Offer and (ii) the Effective Time, and will make available to Subsidiary (or cause to be made available), the funds necessary to consummate the Offer and the Merger on the terms contemplated by this Agreement.

     Section 6.5 Subsidiary. Subsidiary was formed solely for the purposes of
                 ----------
engaging in the transactions contemplated hereby, and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 6.6 Brokers and Finders. No agent, broker, investment banker,
                 -------------------
financial advisor or other firm or person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission for which the Company or any of its subsidiaries could become liable in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of Parent or any of its subsidiaries, other than Deutsche Bank AG and Deutsche Banc Alex. Brown, whose fees and expenses will be paid by Siemens AG.

                                  ARTICLE VII

                            COVENANTS OF THE PARTIES

     Section 7.1  Mutual Covenants.
                  ----------------

     (a) General. Subject to the terms and conditions of this Agreement, each of the parties shall (and shall cause its respective subsidiaries to) use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the Offer and the Merger and the other transactions contemplated by this Agreement as promptly as possible, including, without limitation, using its reasonable best efforts to (i) prepare, execute and deliver such instruments and take or cause to be taken such actions as any other party shall reasonably request, and (ii) after consultation with the other parties, obtain any consent, waiver, approval or authorization from any third party reasonably requested by such other party in order to maintain in full force and effect any of the Company's contracts, permits, licenses or other rights following the Offer, the Merger and the other transactions contemplated hereby.

     (b) HSR Act. Without limiting the generality of anything contained in
         -------
Section 7.1(a) or elsewhere in this Agreement, each of the parties undertakes and agrees to file as soon as practicable, (with the expectation of filing within seven business days after the date hereof), a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice, Antitrust Division (the
 ---
"Antitrust Division"), the Bundeskartellamt and other applicable antitrust or
 ------------------
competition laws, rules or regulations. Each of the parties shall (i) respond as promptly as practicable to any inquiries received from the FTC, the Antitrust Division, the Bundeskartellamt or other applicable Governmental Authorities for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters; and (ii) take all commercially reasonable steps to avoid any extension of the waiting period under the HSR Act and under other applicable antitrust or competition laws, rules and regulations; and (iii) refrain from entering into any agreement with the FTC, the Antitrust Division, the Bundeskartellamt or other applicable Governmental Authorities not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Parent shall use its reasonable best efforts to avoid or eliminate impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney General, the Bundeskartellamt or any other Governmental Authority with respect to the Offer or the Merger so as to enable the Closing to occur as soon as reasonably possible; provided, however, that nothing in this Agreement shall require Parent or any of its affiliates to divest or hold separate, or to agree to any material restrictions with respect to the operation of, any business, division or operating unit of Parent or any of its affiliates. Each of the parties or its counsel shall promptly notify the other party or its counsel of any written or oral communication to that party or counsel from the FTC, the Antitrust Division, any State Attorney General, the Bundeskartellamt or any other Governmental Authority and permit the other party or its counsel to review in advance any proposed written communication to any of the foregoing.

     (c) Other Governmental Matters. Without limiting the generality of anything
         --------------------------
contained in Section 7.1(a) or Section 7.1(b) or elsewhere in this Agreement, and subject to the terms and conditions of this Agreement, each of the parties hereto shall (and shall cause its subsidiaries to) use its reasonable best efforts to take any additional action that may be necessary, proper or advisable to (i) obtain from any Governmental Authority any consent, license, permit, waiver, approval, authorization (including, without limitation, SEC "no-action" letters) required or appropriate to be obtained by either Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Offer and the Merger and the other transactions contemplated hereby; (ii) make all necessary filings, and thereafter make any required submissions with respect to the Offer and the Merger and the other transactions contemplated hereby required under the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities or other laws; and (iii) effect all other necessary registrations, filings and submissions. Each of the parties shall (and shall cause each of their respective subsidiaries to) cooperate and use reasonable best efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent that is in effect and restricts, prevents, prohibits or otherwise bars the consummation of the Offer or the Merger or any other transaction contemplated hereby.

     (d) Recommendation of the Company's Board of Directors; Stockholder
         ---------------------------------------------------------------
Approval; Preparation of Proxy Statement.
----------------------------------------

          (i) Subject to Section 8.2, the Company's Board of Directors shall not withdraw or modify in any manner adverse to Parent its recommendations to the Company's stockholders described in Section 1.2(a), and as long as the Company's Board of Directors shall not have withdrawn or modified in any manner adverse to Parent its recommendation to the Company's stockholders described in Section 1.2(a) in accordance with Section 8.2(b), the Company shall use its reasonable best efforts to solicit the acceptance of the Offer and, if required, the Company Stockholders' Approval.

          (ii) If the Company Stockholders' Approval is required by law to consummate the Merger, the Company shall, in accordance with applicable law, its Certificate of Incorporation and Bylaws, as promptly as practicable following the expiration of the Offer duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of
                                  --------------------
obtaining such approval. Subject to the fiduciary duties of the Company's Board of Directors under applicable law, the Company shall, through its Board of Directors, recommend to its stockholders that the Company Stockholders' Approval be given. Notwithstanding the foregoing, if Parent or Subsidiary shall acquire 90% or more of the then outstanding shares of Company Common Stock pursuant to the Offer or otherwise, the parties shall take all necessary and appropriate actions to cause the Merger, pursuant to the terms thereof, to become effective as soon as practicable after such acquisition without a meeting of the stockholders of the Company and otherwise in accordance with Section 253 of the DGCL (including, without limitation, adoption by the board of directors of Subsidiary of a short-form plan of merger in accordance with the DGCL and consistent with the terms of the Merger).

          (iii) If the Company Stockholders' Approval is required by law, the Company shall, as soon as practicable following the expiration of the Offer, prepare and file a preliminary proxy statement (as amended and supplemented, the "Proxy Statement") with the SEC and shall use its best
 ---------------
efforts to respond to any comments of the SEC or its staff, and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare, and, after consultation with Parent and mail to its stockholders such an amendment or supplement. Parent shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto and shall furnish the Company with all information required to be included therein with respect to Parent or Subsidiary. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement and related proxy materials and any such correspondence with the SEC or its staff or any proposed amendment or supplement to the Proxy Statement prior to its filing with the SEC or dissemination to the Company's stockholders and the Company shall not transmit any such material to which Parent reasonably objects.

          (iv) Parent agrees to cause all shares of Company Common Stock purchased pursuant to the Offer and all other shares of the Company Common Stock owned by Parent or Subsidiary to be voted in favor of the Merger.

          (v) Without limiting the generality of the foregoing, each of the parties shall correct promptly any information provided by it to be used specifically in the Proxy Statement, if required, that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable law.

     (e) Notification of Certain Matters. Each of the parties agrees to (and to
         -------------------------------
cause their respective subsidiaries to) use reasonable best efforts to give prompt notice to each other of, and to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of such party's representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Effective Time, and (ii) any material failure on the part of the notifying party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 7.1(e) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (f) Public Statements. Unless otherwise required by applicable law or by
         -----------------
obligations pursuant to any listing agreement with or rules of any securities exchange, (i) the initial press release with respect to the Offer, the Merger and the other transactions contemplated by this Agreement shall require the prior mutual agreement and approval of both Parent and the Company and (ii) any subsequent press releases or other public statements with respect to the Offer or the Merger or the other transactions contemplated by this Agreement shall require prior consultation between Parent and the Company.

     Section 7.2 Conduct of the Company's Business. During the period from the
                 ---------------------------------
date of this Agreement and continuing until the earlier of (i) the Effective Time; (ii) the date designees of Parent or Subsidiary constitute a majority of the members of the Board of Directors of the Company or (iii) termination of this Agreement pursuant to its terms, the Company covenants and agrees that unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed) or as set forth in Section 7.2 of the Company
                                                     --------------------------
Disclosure Schedule or as otherwise expressly contemplated or
-------------------
permitted by this Agreement and except as required in order to comply with the current terms of any Contract provided or made available to Parent on or prior to the date of this Agreement:

     (a) the business of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and the Company shall use reasonable best efforts to preserve intact its and its subsidiaries present business organizations and goodwill and keep available the services of its and its subsidiaries officers and key employees;

     (b) neither the Company nor any Company Subsidiary shall, directly or indirectly, do any of the following: (i) sell, pledge, lease, dispose of or encumber (or permit any subsidiary to sell pledge, lease dispose of or encumber) any property or assets, except for sales, leases or other dispositions of inventory and immaterial assets and encumbrances and pledges in the ordinary course of business consistent with past practice; (ii) except as contemplated hereby, amend or propose to amend its certificate or articles of incorporation or by-laws (or comparable organizational documents); (iii) split, combine, or reclassify any shares of its capital stock, or declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to such shares (except for any dividends paid by a wholly- owned direct or indirect Company Subsidiary to such Company Subsidiary's parent); (iv) redeem, purchase, acquire or offer to acquire (or permit any subsidiary to redeem, purchase, acquire, or offer to acquire) any shares of its capital stock except in connection with the termination of the employment of any employee in a manner consistent with past practice; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

     (c) neither the Company nor any Company Subsidiary shall (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class whether pursuant to the Company Stock Plans or otherwise; provided that the Company may issue shares of Company Common Stock upon exercise of Options that are outstanding on the date hereof and are exercised in accordance with their respective terms as in effect on the date hereof; (ii) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except an existing wholly-owned subsidiary); (iii) except in the ordinary course of business, consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person, other than by the Company or a wholly owned subsidiary of the Company to the Company or any wholly owned subsidiary of the Company; (iv) except in the ordinary course of business, consistent with past practice, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise); (v) enter into or modify any material lease, contract, agreement or commitment (including, without limitation, any such contract, lease, agreement or commitment of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act), other than contracts for sale, lease or rent of the Company's or the Company Subsidiaries' products in the ordinary course of business consistent with past practice or supply contracts in the ordinary course of business consistent with the practice of the Company during the 12 months preceding the date of this Agreement; (vi) terminate modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims; (vii) settle or compromise any claim, action, suit or proceeding pending or threatened against the Company, or, if the Company may be liable or obligated to provide indemnification against the Company's directors or officers, before any court, governmental agency or arbitrator, except in the ordinary course of business; provided that nothing shall require any action that might impair or otherwise affect the obligation of any insurance carrier under any insurance policy maintained by the Company;
(viii) sell, assign or transfer any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets (it being understood that a license in the ordinary course of business of any asset of the type referred to in this clause (ix) shall not be deemed a sale, assignment or transfer of such assets); (ix) make any change in officer or executive compensation other than in the ordinary course of business; (x) change, in any material way, its accounting principles, practices or methods except as required by GAAP or the rules and regulations promulgated by the SEC; or (xi) agree, in writing or otherwise, to take any of the actions listed in clauses (i) through
(x) above;

     (d) neither the Company nor any Company Subsidiary shall take any action that would knowingly make any representation or warranty of the Company hereunder, untrue or inaccurate in any respect at, or as of any time prior to, the Effective Time, or omit to take any action necessary to prevent any such representation or warranty from being untrue or inaccurate in any such time;

     (e) each of the Company and the Company Subsidiaries shall use its reasonable best efforts, to the extent not prohibited by the foregoing provisions of this Section 7.2, to maintain its relationships with its customers, licensors, licensees, distributors and others having business dealings with them, and if requested by Parent, the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of Parent with employees of the Company or any Company Subsidiary; and

     (f) the Company shall cause its management to consult with Parent regarding the Company's cash position and borrowing needs and the Company shall reasonably cooperate with Parent in seeking to operate the business in a way that avoids or minimizes the need to incur borrowings under its existing credit facilities; provided, however, that nothing in this sentence shall require the Company or its management to take any action that in the reasonable opinion of the Company's management would be contrary to the best interests of the Company.

                                  ARTICLE VIII

                     ADDITIONAL AGREEMENTS OF THE PARTIES.

     Section 8.1  Access to Information.
                  ---------------------

     (a) The Company and the Company Subsidiaries shall and shall cause its and their officers, directors, employees, representatives and agents to, afford to Parent and Subsidiary and each of their accountants, counsel, financial advisors, employees, agents, officers and directors and other representatives (the "Parent Representatives") reasonable access during normal business hours
      ----------------------
with reasonable notice throughout the period from the date hereof through the Effective Time to all of the Company's properties, books, contracts, commitments and records (including, but not limited to, Tax Returns and records) and, during such period, shall furnish promptly to Parent or the Parent Representatives (i) a copy of each report, schedule and other document filed by the Company pursuant to the requirements of federal or state securities laws or filed by the Company with the SEC in connection with the transactions contemplated by this Agreement, and (ii) such other information concerning the Company's business, properties and personnel as Parent shall reasonably request. Except as required by law, Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold in strict confidence all nonpublic documents and confidential information furnished to Parent, Subsidiary and any Parent Representative in connection with the transactions contemplated by this Agreement in accordance with the confidentiality agreement dated as of May 5, 2000 between the Company and Parent (the "Confidentiality Agreement").
                                                 -------------------------

     (b) No investigation pursuant to this Section 8.1 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

     Section 8.2  Acquisition Proposals
                  ---------------------

     (a) Without limiting any of its other obligations under this Agreement, the Company agrees that none of the officers or directors of the Company or any of the Company Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause the Company and the Company Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of the Company Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer (including without limitation an offer to stockholders of the Company) for a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of the Company Subsidiaries that, if consummated would result in the stockholders of the Company immediately prior to the consummation of such transaction beneficially owning less than 80% of the voting power of the Company immediately after the consummation of such transaction, or any purchase or sale of 50% or more of the consolidated assets (including without limitation stock of the Company Subsidiaries) of the Company and the Company Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, the equity securities of the Company that, if consummated, would result in any person (or the stockholders of such person) beneficially owning securities representing 20% or more of the total voting power of the Company (or of the surviving parent entity in such transaction) or any of the material Company Subsidiaries (any such proposal, offer or transaction, other than a proposal or offer made by Parent or an affiliate thereof, being hereinafter referred to as an "Acquisition Proposal"); (ii) have
                                              --------------------
any discussion with or provide any confidential information or data to any person relating to an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal; or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

     (b) Notwithstanding anything in this Agreement to the contrary, the Company or its Board of Directors shall be permitted at any time prior to the time of the Stockholders' Meeting (i) to the extent applicable, (y) to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal and (z) to make disclosure to the Company's stockholders that, in the good faith judgment of the Company's Board of Directors after consultation with outside counsel, is required under applicable law; (ii) to withdraw or change the recommendation of the Company's Board of Directors in respect of the Offer, the Merger or this Agreement or to approve or recommend or to propose publicly to approve or recommend any Acquisition Proposal; (iii) to engage in any discussions or negotiations with, or provide any information to, any person in response to an unsolicited bona fide written Acquisition Proposal
                                         ---- ----
by any such person; or (iv) to enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement, with respect to a Superior Proposal (as defined below), if and only to the extent that, in any such case referred to in clause (ii), (iii) or (iv), (A)(x) in the case of clause (ii) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party and the
---- ----
Company's Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal and (y) in the case of clause (iii) above, the Company's Board of Directors concludes in good faith that such Acquisition Proposal reasonably could be expected (without any change in the amount or type of consideration offered) to constitute a Superior Proposal, (B) in the case of clause (ii), (iii) and (iv) above, the Board of Directors, after consultation with outside counsel, determines in good faith that taking such action is necessary in order for the Board of Directors to comply with its fiduciary duties under applicable law, (C) prior to the Company's Board of Directors taking or authorizing any action described in clause (ii) or clause
(iv) above, Parent shall have been afforded the right for at least three business days to amend the terms of the Offer in response to such Acquisition Proposal, (D) prior to providing any information or data to any person, the Board of Directors receives from such person an executed confidentiality agreement having provisions that are customary in such agreements, as advised by counsel, and no less restrictive of such person than the Confidentiality Agreement, and (E) prior to providing any information or data to any person or entering into discussions or negotiations with any person, the Company notifies Parent promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any inquiries, proposals or offers.

     (c) The Company agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. The Company shall promptly request each person that within the past 13 months has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Proposal to return (or, if required under the provisions of the confidentiality agreement, destroy) all confidential information previously furnished to such Person. The Company will promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 8.2.

     (d) Nothing in this Section 8.2 shall (i) permit the Company to terminate this Agreement (except as specifically provided in Article VIII hereof) or (ii) affect any other obligation of the Company. The Company shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger.

     (e) As used in this Agreement, "Superior Proposal" means a bona fide
                                     -----------------          ---- ----
written proposal made by a person other than Parent or an affiliate of Parent which the Company's Board of Directors concludes in good faith (following receipt of the advice of its financial advisors and after consultation with outside legal counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is probable of completion.

     (f) The Company shall (i) notify Parent promptly (and in any event within one business day) after receipt of any Acquisition Proposal (or any indication that any person is considering marking an Acquisition Proposal) or any request for non-public information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by any person that may be considering making, or has made, an Acquisition Proposal, (ii) notify Parent promptly of any material change to any such Acquisition Proposal, indication or request and (iii) upon reasonable request by Parent, provide Parent with all material information about any such Acquisition Proposal, indication or request.

     Section 8.3 Expenses and Fees. Whether or not the Merger is consummated,
                 -----------------
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the Offer Documents shall be borne equally by Parent and the Company.

     Section 8.4  Directors' and Officers' Indemnification.
                  ----------------------------------------

     (a) Parent agrees that all rights to indemnification now existing in favor of any current or former director or officer of the Company as provided in the Company's Certificate of Incorporation or Bylaws or in a written agreement between any such person and the Company in effect on the date hereof shall survive the Merger and shall continue in full force and effect until the expiration of all applicable statutes of limitation. Parent also agrees to (or to cause the Surviving Corporation to) indemnify all current and former directors and officers of the Company to the fullest extent the Company would be permitted by Delaware Law to indemnify them with respect to all acts and omissions arising out of such individuals' service as officers or directors of the Company or any of its subsidiaries or as trustees, fiduciaries or administrators of any plan for the benefit of employees occurring prior to the Effective Time. Without limitation of the foregoing, in the event any such person is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, Parent will (or will cause the Surviving Corporation to) pay such person's reasonable legal and other expenses of counsel selected by such person and reasonably acceptable to Parent (including the cost of any investigation, preparation and settlement) incurred in connection therewith promptly after statements therefor are received by Parent; provided, however, that neither Parent nor the Surviving Corporation shall, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified persons (it being understood, however, that if any indemnified person or counsel for any indemnified person determines in good faith that there is, under applicable standards of professional conduct, a conflict on any significant issue between two or more indemnified persons, then each such indemnified person may engage separate counsel at the expense of Parent and the Surviving Corporation). Parent shall be entitled to participate in the defense of any such action or proceeding, and counsel selected by the indemnified person shall, to the extent consistent with their professional responsibilities, cooperate with Parent and any counsel designated by Parent (it being understood that no indemnified person shall be liable for any settlement effected without his express written consent). Parent shall pay all reasonable fees and expenses, including attorneys' fees, that may be incurred by any indemnified person in enforcing the indemnity and other obligations provided for in this Section.

     (b) Parent agrees that the Company and, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to such persons; and provided, further, that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof; and if the Surviving Corporation is unable to obtain the insurance required by this Section, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     Section 8.5  Employee Benefits.
                  -----------------

     (a) Following the Effective Time, Parent shall honor, and cause the Surviving Corporation to honor, each Company Plan and the related funding arrangements of such Company Plan in accordance with its terms and shall interpret such Company Plan in accordance with the past practice of the Company. Without limiting the generality of the foregoing, Parent shall honor, and cause the Surviving Corporation to honor, all vacation, personal and sick days accrued by employees of the Company and its subsidiaries under any plans, policies, programs and arrangements of the Company and its ERISA Affiliates immediately prior to the Effective Time. From the Effective Time until December 31, 2001, Parent shall provide, and cause the Surviving Corporation to provide, employee benefits under employee benefit plans to the employees and former employees of the Company and its subsidiaries that are in the aggregate no less favorable than those provided to such persons pursuant to Company Plans on the date of this Agreement (excluding equity and equity-based compensation); provided, however, that the provisions of this Section 8.5(a) will not prohibit Parent or the Surviving Corporation from requiring normal and customary employee contributions with respect to medical and other similar employee benefit plans. Nothing herein shall prohibit any changes to any Company Plan that are (i) required by law (including, without limitation, any applicable qualification requirements of Section 401(a) of the Code); (ii) necessary as a technical matter to reflect the transactions contemplated hereby; or (iii) required for the Surviving Corporation to provide for or permit investment in its securities or Parent's securities. Furthermore, nothing herein shall require Parent to continue any particular Company Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in this Section 8.5(a) and to the obligation to provide benefits as provided above).

     (b) With respect to any employee benefit plans in which any employees of the Company or its subsidiaries first become eligible to participate, on or after the Effective Time, and in which the Company employees did not participate prior to the Effective Time, Parent shall: (i) waive all pre- existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company and its subsidiaries under any such new plans in which such employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Company Plan; (ii) provide each employee of the Company and its subsidiaries with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any such new plan in which such employees may be eligible to participate after the Effective Time; (iii) recognize all service of such employees for all purposes (including, without limitation, purposes of eligibility to participate, vesting, and, except with respect to grandfathered provisions contained in Parent's health plans applicable to employees hired prior to September 30, 1991, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) in any such new plan in which such employees may be eligible to participate after the Effective Time, and (iv) with respect to flexible spending accounts, provide each employee of the Company and its subsidiaries with a credit for any salary reduction contributions made thereto and a debit for any expenses incurred thereunder with respect to the plan year in which the Effective Time occurs; provided, that the foregoing shall not apply to the extent it would result in duplication of benefits.

     Section 8.6 Litigation. The Company shall give Parent the opportunity to
                 ----------
participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to the Offer, the Merger and the other transactions contemplated by this Agreement until the consummation of the Offer, and thereafter, Parent shall direct the defense of such litigation and shall give the Company and its directors an opportunity to participate in such litigation; provided, however, that no settlement shall be agreed to prior to the consummation of the Offer without Parent's consent, which consent shall not be unreasonably withheld or delayed; and provided further that no settlement requiring a payment or an admission of any wrongdoing by a director shall be agreed to without such director's consent.

                                   ARTICLE IX

                                   CONDITIONS

     Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The
                 ----------------------------------------------------------
respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, at or prior to the Effective Time, of each of the following conditions:

     (a) if required by the DGCL, this Agreement shall have been duly adopted by the requisite affirmative vote of the stockholders of the Company in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Company;

     (b) no statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction shall have been enacted, entered, promulgated, issued or enforced by any court or other Governmental Authority which is in effect and has the effect of prohibiting, restraining or enjoining the consummation of the Merger except to the extent the prohibition, restraint or injunction (i) arises under any antitrust, competition or similar laws, rules or regulations of a jurisdiction outside of the United States or Germany or (ii)
(A) arises under other laws, rules or regulations of a jurisdiction outside of the United States or Germany, (B) relates to or arises out of the failure to obtain or make any consent, registration, approval, permit, authorization or notice and (C) would not reasonably be expected to result in (1) a Company Material Adverse Effect; (2) the imposition on the Company or any of its subsidiaries or Parent or any of its affiliates of fines, penalties or other charges, the assessment against any such person of damages, or the incurrence by any such person of any other loss, liability or injury, in an aggregate amount in excess of $8,000,000; (3) any other material non-financial liability or disability (x) of the Company or its material subsidiaries; (y) of Parent or any material corporate affiliate of Parent or any material business unit of Parent or any such material corporate affiliate; or (z) of any immaterial corporate affiliate of Parent or of immaterial business unit of Parent or any such immaterial corporate affiliate to the extent such liability or disability is material to Parent and its affiliates taken as a whole; or (4) any material liability, exposure or disability, or any criminal liability of or to any officer or director of Parent or any of its corporate affiliates (including the Surviving Corporation); and

     (c) Subsidiary shall have accepted for payment and paid for shares of Company Common Stock pursuant to the Offer, provided that Parent and Subsidiary may not assert this condition if the failure to accept such shares of Company Common Stock for payment was in breach of this Agreement or related to a breach of this Agreement by Parent or Subsidiary.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     Section 10.1 Termination. This Agreement may be terminated and the Merger
                  -----------
may be abandoned at any time before the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company (if required by applicable law):

     (a) by mutual written consent, duly authorized by the Boards of Directors of Parent and, subject to Section 1.4(c), the Company;

     (b) by either the Company or Parent if (i) any statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction of or by any court or other Governmental Authority of competent jurisdiction which makes the consummation of the Merger illegal shall be in effect and shall have become final and nonapppealable except to the extent such illegality (A) arises under any antitrust, competition or similar laws, rules or regulations of a jurisdiction outside of the United States or Germany, or (B) arises under other laws, rules or regulations of a jurisdiction outside of the United States or Germany, and (in the case of this clause (B) only) either (1) would not reasonably be expected to result (in the case of a termination by Parent) in (w) a Company Material Adverse Effect; (x) the imposition on the Company or any of its subsidiaries or Parent or any of its affiliates of fines, penalties or other charges, the assessment against any such person of damages, or the incurrence by any such person of any other loss, liability or injury, in an aggregate amount in excess of $8,000,000; (y) any other material non-financial liability or disability (I) of the Company or its material subsidiaries; (II) of Parent or any material corporate affiliate of Parent or any material business unit of Parent or any such material corporate affiliate; or (III) of any immaterial corporate affiliate of Parent or of any immaterial business unit of Parent or any such immaterial corporate affiliate to the extent such liability or disability is material to Parent and its affiliates taken as a whole; or (z) any material liability, exposure or disability, or any criminal liability of or to any officer or director of Parent or any of its corporate affiliates (including the Surviving Corporation) or (2) would not reasonably be expected to result (in the case of a termination by the Company) in any material liability, exposure or disability or any criminal liability of or to any officer or director of the Company or any of its subsidiaries; (ii) the Offer (as extended and re-extended in accordance with Section 1.1) shall have expired without the acceptance for payment of shares of Company Common Stock thereunder; or (iii) the purchase of the shares of Company Common Stock pursuant to the Offer (as extended and re- extended in accordance with Section 1.1) shall not have occurred on or prior to the close of business on December 31, 2000 (the "Outside Date") (provided that if on the Outside Date, the
               ------------
conditions set forth in either clause (ii) or clause (iii) of the first paragraph of Annex A, or any other condition relating to antitrust or
             -------
competition law clearance with respect to the Offer or the Merger, has not been satisfied, then the Outside Date may be extended by either the Company or Parent until March 31, 2001 (the "Extended Outside Date"); unless, in the case of any
                           ----------------------
of clause (i), clause (ii) or clause (iii) above, such event has been caused by a breach of this Agreement by the party seeking such termination;

     (c) by Parent, if before the purchase of shares of Company Common Stock pursuant to the Offer, the Board of Directors of the Company or any committee thereof shall (i) have recommended an Acquisition Proposal or failed to publicly announce its recommendation against an Acquisition Proposal within five business days after the first public announcement of the Acquisition Proposal; (ii) have withdrawn, modified in a manner adverse to Parent or amended in a manner adverse to Parent its approval or recommendation of the Offer, this Agreement or the Merger or failed to reaffirm its approval or recommendation of the Offer or the Merger or the adoption of the Agreement upon Parent's reasonable written request; (iii) have executed a letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement providing for consummation of an Acquisition Proposal with a third party; or
(iv) have resolved to do any of the foregoing;

     (d) by Parent, if before the purchase of shares of Company Common Stock pursuant to the Offer, (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or (except for the representation contained in Section 5.7(b)) shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in clause
(c)(i) of Annex A would not be satisfied or (ii) any of the Company's covenants
          -------
contained in this Agreement shall have been breached such that the condition set forth in clause (c)(i) of Annex A would not be satisfied if, in either case the
                          -------
Company shall have failed to cure such breach within 30 days after written notice of the breach; provided, however, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is not curable by the Company prior to the Outside Date or the Extended Outside Date, whichever is applicable, no 30 day notice shall be required;

     (e) by the Company prior to the acceptance for purchase of shares pursuant to the Offer if (i) there shall have been a breach in any material respect of any representation or warranty in this Agreement of Parent or Subsidiary, (ii) Parent or Subsidiary shall have failed to commence the Offer within the time required under this Agreement, or (iii) Parent or Subsidiary shall not have performed or complied with any other material covenant or material agreement contained in this Agreement, which breach, in the case of both clause (i) and clause (ii) above, shall not have been cured prior to 20 business days following notice of such breach to Parent and Subsidiary by the Company; or

     (f) by the Company at any time after the Initial Expiration Date and prior to the acceptance for purchase of shares pursuant to the Offer, if (i) at any time after the date of this Agreement, a third party shall have disclosed, announced, submitted or made a Superior Proposal, and (ii) the Company's Board of Directors has determined in good faith after consultation with outside counsel that termination of this Agreement by the Company is necessary in order for the Company's Board of Directors to comply with its fiduciary duties; provided, however, that the Company must give Parent two - business days prior written notice of the Company's intention to terminate this Agreement pursuant to this clause (f).

     Section 10.2  Effect of Termination.
                   ---------------------

     (a) In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 10.1, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except for obligations in this Section 10.2(a), in the second sentence of Section 8.1(a) and in Sections 8.3 and this Section 10.2, all of which shall survive the termination). Nothing in this Section 10.2 shall relieve any party hereto from liability for any willful and intentional breach of any covenant or other agreement of such party contained in this Agreement.

     (b) Parent and the Company agree that (i) if Parent shall terminate this Agreement pursuant to Section 10.1(c) or if the Company shall terminate this Agreement pursuant to Section 10.1(f), or (ii) if (A) this Agreement shall have been terminated pursuant to Sections 10.1(b)(ii), 10.1(b)(iii) or 10.1(d), (B) if the termination was pursuant to Section 10.1(b)(ii) or Section 10.1(b)(iii), between the date of this Agreement and the termination of this Agreement, a third party (other than Parent or an affiliate of Parent) shall have publicly announced an Acquisition Proposal that is pending on the date of termination of this Agreement, (C) if the termination was pursuant to Section 10.1(d), between the date of this Agreement and the date of termination, an Acquisition Proposal was received by the Company (whether or not publicly announced) and the Acquisition Proposal was not withdrawn, by bona fide action of the third party who made the Acquisition Proposal, and (D) within 270 days after the termination of this Agreement, either (1) the Company enters into a definitive acquisition agreement providing for an Acquisition Proposal or (2) an Acquisition Proposal is consummated, then the Company shall pay to Parent a fee equal to $27,500,000 (it being understood that for purposes of this Section 10.2(b), all references in the definition of "Acquisition Proposal" to "20%" and "80%" shall be deemed to be "50%").

     (c) Any payment required to be made pursuant to Section 10.2(b) shall be made to Parent not later than three business days after the termination of this Agreement or in the case of any payment required to be made by the Company under
Section 10.2(b)(ii), three business days after the execution of the definitive agreement referred to therein, as applicable. All payments under this Section
10.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

     (d) The Company and Parent agree that any payment required to be made pursuant to Section 10.2(b) shall represent liquidated damages and not a penalty. The provisions of this Section 10.2 shall not be the exclusive remedy for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

     Section 10.3 Amendment. This Agreement may not be amended except by action
                  ---------
taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law and Section 1.4(c). Subject to Section 1.4(c) and applicable law, such amendment may take place at any time prior to the Closing Date and whether before or after the Company Stockholders' Approval is obtained; provided, however, that after the Company Stockholders' Approval is obtained, no amendment may be made which would reduce the amount or change the kind of consideration to be received by the holders of Company Common Stock upon consummation of the Merger or alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely effect the holders of any class or series of securities of the Company.

     Section 10.4 Extension; Waiver. At any time prior to the Effective Time,
                  -----------------
subject to Section 1.4(c), any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     Section 11.1 Non-Survival of Representations and Warranties. None of the
                  ----------------------------------------------
representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and after the Effective Time, none of the Company, Parent, Subsidiary or their respective officers or directors shall have any further obligation with respect thereto except for the representations, warranties or agreements that by their terms apply or are to be performed in whole in part after the Effective Time.

     Section 11.2 Notices. All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail, postage prepaid return receipt requested) or sent via facsimile to the parties at the following addresses:

     If to Parent or Subsidiary, to:

     Siemens Corporation
     153 East 53rd Street
     New York, New York 10022-4611
     Telecopier:  (212) 258-4490
     Attention:  E. Robert Lupone, Esq.

     with a copy to:

     Clifford Chance Rogers & Wells LLP
     200 Park Avenue
     New York, New York 10166
     Telecopier:  (212) 878-8375
     Attention:  John A. Healy, Esq.

     and

     Siemens Aktiengesellschaft
     Medical Engineering
     Henkestr. 127
     Postfach 32 40
     91050 Erlangen
     Telecopier:  (011) 49 (9131) 84-3754
     Attention:  Prof. Dr. Erich Reinhardt

     and

     Siemens Aktiengesellschaft
     Legal Services Erlangen
     Werner-von-Siemens-Strafe 50
     91052 Erlangen
     Telecopier: (011) 49 (9131)72-8667
     Attention: Robert Kirschbaum

     If to the Company, to:

     Acuson Corporation
     1220 Charleston Road
     Mountain View, California 94039
     Telecopier:  (650) 943-7206
     Attention: Samuel H. Maslak

     with a copy to:

     Cooley Godward LLP
     Five Palo Alto Square
     3000 El Camino Real
     Palo Alto, CA 94306-2155
     Telecopier:  (650) 849-7400
     Attention:  Keith A. Flaum, Esq.

or at such other address as any party hereto shall have designated by notice in writing to the other parties hereto. Notices shall be deemed duly received (a) on the date of delivery if delivered personally, (b) two business days after delivery if delivered by telecopy or facsimile (if confirmed by receipt) or (c) on the tenth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.

     Section 11.3 Governing Law. This Agreement shall be governed in all
                  -------------
respects including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

     Section 11.4 Third Party Beneficiaries. This Agreement shall be binding
                  -------------------------
upon and inure solely to the benefit of each party hereto, and except as set forth in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement; provided that the provisions of
Section 8.4 hereof are for the benefit of, and shall be enforceable by, each of the current and former directors and officers of the Company.

     Section 11.5 Severability. If any term or other provision of this Agreement
                  ------------
is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Section 11.6 Assignment. Neither this Agreement nor any of the rights,
                  ----------
interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 11.7 Enforcement. The parties agree that irreparable damage would
                  -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 11.8 Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 11.9 Entire Agreement. This Agreement (including Annex A and the
                  ----------------
documents and instruments referred to herein) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. No representations, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers as of the date first written above.


                              SIEMENS CORPORATION



                              By: /s/ Michael W. Schiefen
                                  -----------------------
                                  Name: Michael W. Schiefen
                                  Title:  Vice President



                              By: /s/ E. Robert Lupone
                                  --------------------
                                  Name: E. Robert Lupone
                                  Title:  Vice President, General Counsel
                                  and Secretary



                              SIGMA ACQUISITION CORP.



                              By: /s/ Michael W. Schiefen
                                  -----------------------
                                  Name: Michael W. Schiefen
                                  Title:  President



                              By: /s/ E. Robert Lupone
                                  --------------------
                                  Name: E. Robert Lupone
                                  Title:  Vice President



                              ACUSON CORPORATION



                              By: /s/ Samuel H. Maslak
                                  --------------------
                                  Name: Samuel H. Maslak
                                  Title: Chairman of the Board and
                                  Chief Executive Officer

                                    ANNEX A

                                       to

                          Agreement and Plan of Merger
                          ----------------------------

     Conditions to the Offer.  Notwithstanding any other provision of the Offer
     -----------------------
or the Agreement, in addition to (and except as set forth in the proviso to the third sentence of Section 1.1(b) of the Agreement, not in limitation of) Subsidiary's rights pursuant to the Agreement to extend and amend the Offer in accordance with the Agreement, and subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) under the Exchange Act) relating to Subsidiary's obligation to pay for or return tendered shares of Company Common Stock after termination of the Offer, Subsidiary shall not be required to accept for payment or pay for and may delay the acceptance for payment of or, subject to Rule 14e-1(c) of the Exchange Act, the payment for, any tendered shares of Company Common Stock not theretofore accepted for payment or paid for, and Subsidiary may amend the Offer (subject to Section 1.1 of the Agreement) if
(i) a number of shares of Company Common Stock that, together with any shares of Company Common Stock owned by Parent or any affiliate of Parent, represents at least a majority of the sum of (y) the total number of shares of outstanding Company Common Stock plus (z) the total number of shares of Company Common Stock issuable on or prior to the Outside Date (or the Extended Outside Date if the Outside Date has been extended in accordance with Section 10.1(b)(iii)) upon the exercise of any outstanding Options, warrants, conversion privileges or similar rights with respect to Company Common Stock that are currently vested or that will vest on or prior to the Outside Date or Extended Outside Date, as the case may be, shall not have been validly tendered prior to the expiration of the Offer and not withdrawn or otherwise acquired by Parent or any of its affiliates prior to the expiration of the Offer ("Minimum Condition"); (ii) any applicable
                                       -----------------
waiting period under the HSR Act shall not have expired or been terminated;
(iii) the approval period with respect to the Bundeskartellamt shall not have been terminated; or (iv) at any time on or after the date of the Agreement and prior to the time of acceptance of such shares of Company Common Stock for payment pursuant to the Offer or the payment therefor, any of the following conditions has occurred and continues to exist through the time of acceptance for payment or payment:

     (a) there shall be pending any suit, action, or proceeding that is reasonably likely to succeed, brought by a Governmental Authority against Parent or any affiliate of Parent or the Company or any affiliate of the Company (other than any suit, action or proceeding relating to antitrust, competition or other similar laws, rules or regulations of a jurisdiction outside of the United States or Germany), (i) challenging the acquisition by Parent or Subsidiary of the shares of Company Common Stock, seeking to make illegal, materially delay, make materially more costly or otherwise directly or indirectly restrain or prohibit the making or consummation of the Offer and the Merger or the performance of any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Parent or Subsidiary any damages or penalties, that in any case referred to in this clause (i) for which the standard in the preamble to this paragraph is met is reasonably likely to result in consequences that are materially adverse to Parent, the Company or their respective material affiliates; (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries or affiliates of any of the businesses or assets of the Company, Parent or any of their respective subsidiaries or affiliates, or to compel the Company, Parent or any of their respective subsidiaries or affiliates to dispose of or hold separate all or any material portion of the businesses or assets of the Company or Parent, as a result of the Offer, the Merger or any of the other transactions contemplated by this Agreement; (iii) seeking to impose material limitations on the ability of Parent or Subsidiary to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock accepted for payment pursuant to the Offer including, without limitation, the right to vote the shares of Company Common Stock accepted for payment by it on all matters properly presented to the stockholders of the Company; (iv) seeking to prohibit Parent or any of its subsidiaries or affiliates from effectively controlling in any material respect the business or operations of the Company or its subsidiaries; (v) requiring divestiture by Subsidiary or any of its affiliates of any shares of Company Common Stock; or (vi) which otherwise is reasonably likely to have a Company Material Adverse Effect;

     (b) there shall be any statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction (including with respect to competition or antitrust matters) enacted, entered, promulgated, issued or enforced, or any statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction which has been proposed by the relevant legislative or regulatory body and is reasonably likely to be enacted, entered, promulgated, issued or enforced with respect to or deemed applicable to, (i) Parent, the Company or any of their respective subsidiaries or affiliates or
(ii) the Offer or the Merger or any of the other transactions contemplated by this Agreement, by any court or other Governmental Authority, other than applicable waiting periods under the HSR Act as specified in the introductory paragraph above or the approval period applicable to the Bundeskartellamt and other than any statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction of any court or other Governmental Authority relating to antitrust, competition or other similar laws, rules or regulations of a jurisdiction outside of the United States or Germany, in any case, that have resulted or would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in clauses (i) though (vi) of paragraph (a) above;

     (c) (i) the representations and warranties of the Company contained in the Agreement shall not be true and correct (without giving effect in any such representation or warranty (other than in Section 5.7(b)) to any Company Material Adverse Effect standard, qualification or exception contained therein but after giving effect to any other materiality standard, qualification or exception contained therein) at the date hereof and as of the consummation of the Offer with the same effect as if made at and as of the consummation of the Offer (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that for purposes of this clause (i), none of the following, to the extent arising after the date of the Agreement, shall be deemed to constitute a Company Material Adverse Effect and none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: (A) any effect resulting from the announcement or pendency of the Offer or the Merger (including, without limitation, any cancellations of or delays in customer orders or shipments, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (B) any effect resulting from compliance with the terms of, or the taking of any action required by, the Agreement; or (C) any effect resulting from the matters disclosed in Section 5.7(b) of the Company Disclosure
                                        ----------------------------------------
Schedule; (ii) the Company shall have failed to perform or comply in all
--------
material respects with its covenants and obligations contained in the Agreement, which failure to perform has not been cured within ten business days after the giving of written notice to the Company; or (iii) there shall have occurred since the date of the Agreement any events or changes which, individually or in the aggregate, constitute or would reasonably be expected to have a Company Material Adverse Effect; provided, however, that for purposes of this section only, none of the following, to the extent arising after the date of the Agreement, shall be deemed to constitute a Company Material Adverse Effect, and none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur:
(a) any effect resulting from any material fluctuations in currency prices; (b) any effect relating to conditions generally affecting companies operating in the ultrasound industry, in the same general manner and to the same general extent;
(c) any effect resulting from the announcement or pendency of the Offer or the Merger (including, without limitation, any cancellations of or delays in customer orders or product shipments, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (d) any effect resulting from compliance with the terms of, or the taking of any action required by, the Agreement; or (e) any effect resulting from the matters disclosed in Section 5.7(b) of the Company Disclosure Schedule. In addition, any
             -------------------------------------------------
failure by the

Company following the date of the Agreement to meet internal projections or forecasts or published revenue or earnings predictions, in and of itself, shall not be deemed to constitute a Company Material Adverse Effect (it being understood that such failure may nonetheless be evidence of other events that have resulted in the occurrence of a Company Material Adverse Effect);

     (d) the Board of Directors of the Company or any committee thereof shall
(i) have recommended an Acquisition Proposal or failed to publicly announce its recommendation against an Acquisition Proposal within five business days after the first public announcement of the Acquisition Proposal; (ii) have withdrawn, modified in a manner adverse to Parent or amended in a manner adverse to Parent its approval or recommendation of the Offer, this Agreement or the Merger or failed to reaffirm its approval or recommendation of the Offer or the Merger or the adoption of the Agreement upon Parent's reasonable written request; (iii) have executed a letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement providing for consummation of an Acquisition Proposal with a third party; or (iv) have resolved to do any of the foregoing;

     (e) the Agreement shall have been terminated in accordance with its terms, or any event shall have occurred which gives Parent or Subsidiary the right to terminate the Agreement or not consummate the Merger;

     (f) there shall have occurred and be continuing (i) any general suspension of trading in, or limitation in prices for securities on any national securities exchange or in the over-the-counter market (other than as a result of market circuit-breakers or other similar procedures); (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory); (iii) a commencement of war or armed hostilities or other national or international calamity directly or indirectly involving the United States, which has a significant adverse effect on the functioning of financial markets in the United States; or (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

     (g) there shall not have been obtained any third party non-governmental consent that is required to be obtained in connection with the Offer or the Merger that (i) is not listed in Section 5.4(b) of the Company Disclosure
                                 ----------------------------------------
Schedule and (ii) does not arise solely by reason of a contract or other
--------
agreement entered into after the date of the Agreement with the express written consent of Parent, unless the failure to obtain such consent, individually or in the aggregate with other such failures, would not reasonably be expected to result in (A) a Company Material Adverse Effect; (B) the imposition on the Company or any of its subsidiaries or Parent or any of its affiliates of fines, penalties or other charges, the assessment against any such person of damages, or the incurrence by any such person of any other loss, liability or injury, in an aggregate amount in excess of $8,000,000; (C) any other material non-financial liability or disability (1) of the Company or its material subsidiaries; (2) of Parent or any material corporate affiliate of Parent or any material business unit of Parent or any such material corporate affiliate; or
(3) of any immaterial corporate affiliate of Parent or of any immaterial business unit of Parent or any such immaterial corporate affiliate to the extent such liability or disability is material to Parent and its affiliates taken as a whole; or (D) any material liability, exposure or disability, or any criminal liability of or to any officer or director of Parent or any of its corporate affiliates (including the Surviving Corporation);

     (h) (i) any consent, registration, approval, permit, authorization or notice required to be obtained or made by the Company, Parent or Subsidiary or any of their respective affiliates from or with any Governmental Authority (other than with respect to any U.S. or foreign antitrust, competition or other similar law, rule or regulation) in connection with the execution, delivery and performance of the Agreement, the making or consummation of the Offer or the consummation of the Merger shall not have been obtained or made, unless the failure to obtain or make any such consent, registration, approval, permit, authorization or notice, individually or in the aggregate, would not reasonably be expected to result in (A) a Company Material Adverse Effect; (B) the imposition on the Company or any of its subsidiaries or Parent or any of its affiliates of fines, penalties or other charges, the assessment against any such person of damages, or the incurrence by any such person of any other loss, liability or injury, in an aggregate amount in excess of $8,000,000; (C) any other material non-financial liability or disability (1) of the Company or its material subsidiaries; (2) of Parent or any material corporate affiliate of Parent or any material business unit of Parent or any such material corporate affiliate; or
(3) of any immaterial corporate affiliate of Parent or of any immaterial business unit of Parent or any such immaterial corporate affiliate to the extent such liability or disability is material to Parent and its affiliates taken as a whole; or (D) any material liability, exposure or disability, or any criminal liability of or to any officer or director of Parent or any of its corporate affiliates (including the Surviving Corporation); or

     (i) it shall have been publicly disclosed that any Person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act) shall have acquired beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the then-outstanding shares of Company Common Stock, through the acquisition of stock, the formation of a group or otherwise.

Subject to the provisions of Section 1.1 of the Agreement, the foregoing conditions are solely for the benefit of Parent and Subsidiary and may be waived by either Parent or Subsidiary, in whole or in part at any time and from time to time, in the sole discretion of Parent and Subsidiary. The failure by Parent and Subsidiary at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.